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                         CREDIT AND GUARANTEE AGREEMENT

                                      AMONG

                            BARRICK GOLD CORPORATION,

                          CERTAIN OF ITS SUBSIDIARIES,

                               THE SEVERAL LENDERS

                        FROM TIME TO TIME PARTIES HERETO

                                       AND



                           DATED AS OF APRIL 29, 2002


================================================================================


                             RBC CAPITAL MARKETS AND
                                 CITIBANK CANADA

                       AS LEAD ARRANGERS AND BOOK RUNNERS
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                                TABLE OF CONTENTS

                                                                            PAGE
SECTION 1
     DEFINITIONS...............................................................1
     1.1   Defined Terms.......................................................1
     1.2   Other Definitional Provisions......................................26

SECTION 2
     US$ COMMITTED LOANS......................................................26
     2.1   US$ Committed Loans................................................26
     2.2   Procedure for US$ Committed Loan Borrowing.........................27
     2.3   Conversion and Continuation Options................................27
     2.4   Minimum Amounts and Maximum Number of LIBO Tranches................28

SECTION 3
     C$ COMMITTED LOANS.......................................................29
     3.1   C$ Committed Loans.................................................29
     3.2   Procedure for C$ Prime Rate Loan Borrowing.........................29
     3.3   Bankers' Acceptances...............................................29
     3.4   Conversion Option..................................................34
     3.5   Acceptance Notes...................................................35
     3.6   Currency Fluctuations..............................................35

SECTION 4
     AUCTION LOANS............................................................36
     4.1   Auction Loans......................................................36
     4.2   Procedure for Auction Loan Borrowing...............................36

SECTION 5
     GENERAL PROVISIONS.......................................................39
     5.1   Fees...............................................................39
     5.2   Termination or Reduction of Commitments............................40
     5.3   Extension of Termination Date......................................40
     5.4   Repayment of Loans; Evidence of Debt...............................42
     5.5   Optional Prepayments...............................................43
     5.6   Interest Rates and Payment Dates...................................43
     5.7   Computation of Interest and Fees...................................45
     5.8   Inability to Determine Interest Rate...............................46
     5.9   Pro Rata Treatment and Payments....................................46
     5.10  Requirements of Law................................................48
     5.11  Taxes..............................................................51
     5.12  Indemnity..........................................................55
     5.13  Change of Lending Office...........................................55
     5.14  Replacement or Termination of Lenders under Certain Circumstances..55

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
SECTION 6
     REPRESENTATIONS AND WARRANTIES...........................................56
     6.1   Financial Condition................................................56
     6.2   No Change..........................................................57
     6.3   Corporate Existence................................................57
     6.4   Corporate Power; Authorization; Enforceable Obligations............57
     6.5   No Legal Bar.......................................................58
     6.6   No Material Litigation.............................................58
     6.7   Compliance with Laws and Contracts; No Default.....................58
     6.8   Ownership of Property..............................................58
     6.9   Taxes..............................................................58
     6.10  Federal Regulations................................................59
     6.11  Investment Company Act; Other Regulations..........................59
     6.12  Purpose of Loans...................................................59
     6.13  Environmental Matters..............................................59
     6.14  Pari Passu Loans...................................................59
     6.15  Licences, etc......................................................59

SECTION 7
     CONDITIONS PRECEDENT.....................................................60
     7.1   Conditions to Effectiveness........................................60
     7.2   Conditions to Initial Loans to Subsidiary Borrowers................61
     7.3   Conditions to Each Loan............................................62

SECTION 8
     AFFIRMATIVE COVENANTS....................................................62
     8.1   Financial Statements...............................................62
     8.2   Certificates; Other Information....................................63
     8.3   Maintenance of Existence; Compliance...............................63
     8.4   Maintenance of Property; Insurance.................................64
     8.5   Inspection of Property; Books and Records; Discussions.............64
     8.6   Payment of Obligations.............................................64
     8.7   Environmental Matters..............................................65
     8.8   Subsidiaries.......................................................65
     8.9   Notices............................................................66

SECTION 9
     NEGATIVE COVENANTS.......................................................66
     9.1   Minimum Consolidated Tangible Net Worth............................66
     9.2   Limitation on Liens................................................66
     9.3   Limitation on Fundamental Changes..................................66
     9.4   Limitation on Material Transactions, Amendments, etc...............67
     9.5   Limitation on Transactions with Affiliates.........................67
     9.6   Limitation on Businesses...........................................68

                                      -ii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
     9.7   Limitation on BGM Indebtedness.....................................68

SECTION 10
     EVENTS OF DEFAULT........................................................68

SECTION 11
     THE ADMINISTRATIVE AGENT.................................................71
     11.1  Appointment........................................................71
     11.2  Delegation of Duties...............................................71
     11.3  Exculpatory Provisions.............................................71
     11.4  Reliance by Administrative Agent...................................71
     11.5  Notice of Default..................................................72
     11.6  Non-Reliance on Administrative Agent and Other Lenders.............72
     11.7  Indemnification....................................................72
     11.8  Administrative Agent in Its Individual Capacity....................73
     11.9  Successor Administrative Agent.....................................73
     11.10 Taking and Enforcement of Remedies.................................73

SECTION 12
     GUARANTEE................................................................74
     12.1  Guarantee..........................................................74
     12.2  No Subrogation, Contribution, Reimbursement or Indemnity...........75
     12.3  Amendments, etc. with respect to the Obligations...................76
     12.4  Guarantee Absolute and Unconditional...............................76
     12.5  Waivers............................................................76
     12.6  Reinstatement......................................................78
     12.7  Demand and Notice..................................................78
     12.8  Further Assurances.................................................78
     12.9  Payments...........................................................78
     12.10 Independent Obligations............................................78

SECTION 13
     MISCELLANEOUS............................................................79
     13.1  Amendments and Waivers.............................................79
     13.2  Notices............................................................79
     13.3  No Waiver; Cumulative Remedies.....................................80
     13.4  Survival of Representations and Warranties.........................80
     13.5  Payment of Expenses and Taxes......................................80
     13.6  Successors and Assigns; Auction Loan Provider Designations.........81
     13.7  Adjustments; Set-off...............................................84
     13.8  Counterparts.......................................................85
     13.9  Severability.......................................................85
     13.10 Integration........................................................85
     13.11 Governing Law......................................................86
     13.12 Submission To Jurisdiction; Waivers................................86
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                                     -iii-
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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                                            PAGE
     13.13 Foreign Currency Judgments.........................................86
     13.14 Acknowledgements...................................................87
     13.15 Waivers of Jury Trial..............................................87
     13.16 Confidentiality....................................................87

     CREDIT AND GUARANTEE AGREEMENT, dated as of April 29, 2002, among BARRICK GOLD CORPORATION, an Ontario corporation ("Barrick"), each Subsidiary Borrower (as hereinafter defined), the several banks and other financial institutions from time to time parties to this Agreement (as more specifically defined below, the "Lenders"), ROYAL BANK OF CANADA, a Canadian chartered bank, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and CITIBANK CANADA, a Canadian chartered bank, as syndication agent (in such capacity, the "Syndication Agent").

The parties hereto hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

1.1  DEFINED TERMS

As used herein, the following terms shall have the following meanings:

     "ACCEPTANCE FEE": the non-refundable fee payable in C$ to each Lender in respect of Bankers' Acceptances computed in accordance with Section 3.3.

     "ACCEPTANCE NOTE": as defined in Section 3.5(b).

     "ACCEPTANCE NOTE LENDER": as defined in Section 3.5(a).

     "ACKNOWLEDGEMENT LETTER": dated March 19, 2002 entered into between Barrick, the Administrative Agent and the Syndication Agent in connection with the Information Memorandum.

     "ADMINISTRATIVE OFFICE": the Toronto Administrative Office.

     "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "AGREEMENT": this Credit and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

     "APPLICABLE BA DISCOUNT RATE":

     (a) with respect to any Schedule I Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule I Lender on any day, the CDOR Rate determined by the Administrative Agent to be in effect on such day with respect to such Bankers' Acceptance; and
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     (b)  with respect to any Schedule II Lender or Schedule III Lender, as applicable to a Bankers' Acceptance being purchased by such Schedule II Lender or Schedule III Lender on any day, the lesser of (i) the average (as determined by the Administrative Agent) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%) quoted to the Administrative Agent by each Schedule II Reference Lender as the percentage discount rate at which such Schedule II Reference Lender would, in accordance with its normal practices, at or about 10:00 a.m., Local Time, on such day, be prepared to purchase bankers' acceptances accepted by such Schedule II Reference Lender having a term comparable to the term of such Bankers' Acceptance and (ii) the rate determined pursuant to clause (a) of this definition in connection with the relevant issuance of Bankers' Acceptances plus 0.10% per annum.

     "APPLICABLE COMMITMENT FEE RATE": at any date, the applicable percentage per annum set forth below opposite the Status in effect on such date:

                      Status                   Applicable Commitment Fee Rate
                      ------                   ------------------------------
                      Level I                               0.08%
                      Level II                              0.10%

     "APPLICABLE MARGIN": at any date, the applicable percentage per annum set forth below opposite the Status in effect on such date:

          Status     Applicable Margin for all      Applicable Margin for all
          ------     outstanding Loans when         outstanding Loans when
                     aggregate outstanding Loans    aggregate outstanding Loans
                     are less than US$500,000,000   are greater than or equal to
                     or the US$ Equivalent          US$500,000,000 or the US$
                     ----------------------------   Equivalent
                                                    ----------------------------
          Level I    0.275%                         0.350%
          Level II   0.375%                         0.450%

     "ASSIGNEE": as defined in Section 13.6(d).

     "ASSIGNMENT AND ACCEPTANCE": as defined in Section 13.6(d).

     "AUCTION (CAN) LOAN": (a) any C$ Fixed Rate Auction Loan and (b) any other Auction Loan which in each case the relevant Borrower requests to be funded by the Toronto Lending Offices of the relevant Auction Lenders.

     "AUCTION LENDERS": the collective reference to the Lenders and the Designated Auction Loan Providers.

     "AUCTION LOAN": each loan made pursuant to Section 4.
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                                     - 3 -


     "AUCTION LOAN AVAILABILITY PERIOD": the period from and including the Closing Date to and including the date which is 7 days prior to the Termination Date.

     "AUCTION LOAN CONFIRMATION": each confirmation by the relevant Borrower of its acceptance of Auction Loan Offers, which confirmation shall be substantially in the form of Exhibit A-2 and shall be delivered to the Administrative Agent by facsimile transmission.

     "AUCTION LOAN INTEREST PAYMENT DATE": as to each Auction Loan, each interest payment date specified by the relevant Borrower for such Auction Loan in the related Auction Loan Request.

     "AUCTION LOAN MATURITY DATE": as to each Auction Loan, the maturity date specified by the relevant Borrower for such Auction Loan in the related Auction Loan Request.

     "AUCTION LOAN OFFER": each offer by an Auction Lender to make Auction Loans pursuant to an Auction Loan Request, which offer shall contain the information specified in Exhibit A-3 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

     "AUCTION LOAN PERIOD": as defined in Section 5.10(c).

     "AUCTION LOAN PROVIDER DESIGNATION": each notice to the Administrative Agent of the designation of a Designated Auction Loan Provider executed by Barrick and such Designated Auction Loan Provider, which Auction Loan Provider Designation shall be substantially in the form of Exhibit A-1 and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

     "AUCTION LOAN REQUEST": each request by a Borrower for Auction Lenders to submit bids to make Auction Loans, which request shall contain the information in respect of such requested Auction Loans specified in Exhibit A-4 and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

     "AUCTION (US) LOAN": any Auction Loan which the relevant Borrower requests to be funded by the New York Lending Offices of the relevant Auction Lenders.

     "BA DISCOUNT PROCEEDS": in respect of any Bankers' Acceptance to be purchased by a Lender on any day under Section 3.3, an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing

     (a)  the face amount of such Bankers' Acceptance; by

     (b)  the sum of one plus the product of:

          (i) the Applicable BA Discount Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

          (ii) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance, commencing on the date of acceptance of the Bankers' Acceptance and ending on, but excluding, the maturity date of the Bankers' Acceptance, and the denominator of which is 365;

               with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

     "BA TERM": as defined in Section 3.3(b)(4).

     "BANKERS' ACCEPTANCE": a bill of exchange denominated in C$ including a depository bill subject to the Depository Bills and Notes Act (Canada) or a bill of exchange subject to the Bills of Exchange Act (Canada) drawn by any Borrower and accepted by a Lender pursuant to Section 3.3; provided that, to the extent the context shall require, each Acceptance Note shall be deemed to be a Bankers' Acceptance.

     "BGM": Barrick Goldstrike Mines Inc.

     "BOARD": the Board of Governors of the Federal Reserve System (or any successor).

     "BORROWERS": the collective reference to Barrick and the Subsidiary Borrowers and "BORROWER" the reference to any one of them.

     "BORROWING DATE": any Business Day specified in a notice pursuant to
     Section 2.2, 3.2, 3.3 or 4.2 as a date on which any Borrower requests the Lenders to make Loans hereunder.

     "BUSINESS DAY": a day on which banks are open for business in Toronto, Ontario, excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Ontario; provided, that when such term is used in connection with a US Funded Loan, "Business Day" shall instead mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and provided, further, that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a LIBO Rate Committed Loan or LIBO Rate Auction Loan, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

     "CANADIAN BORROWERS": as defined in Section 5.9(b)(i).

     "CANADIAN DOLLARS" or "C$": lawful currency of Canada.

     "CANADIAN EXCHANGE RATE": on a particular date, the rate at which C$ may be exchanged into US$, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen page BOFC on the immediately preceding Business Day. In the event that such rate does not appear on such Reuters page, the "Canadian Exchange Rate" shall be determined by reference to any other means (as selected by the Administrative Agent) by which such rate is quoted or published from time to time by the Bank of Canada (in each case as in effect at or about 12:00 Noon, Local Time, on the

     Business Day immediately preceding the relevant date of determination); provided, that if at the time of any such determination, for any reason, no such exchange rate is being quoted or published, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

     "CANADIAN FUNDED LOANS": the collective reference to C$ Committed Loans, US$ Base Rate (Can) Loans, LIBO Rate Committed (Can) Loans and Auction
     (Can) Loans.

     "CANADIAN LENDER": as defined in Section 5.9(b)(i).

     "CANADIAN TAX ACT": the Income Tax Act (Canada), as amended.

     "C$ COMMITTED LOANS": the collective reference to C$ Prime Rate Loans and Bankers' Acceptances. For the purposes of this Agreement, (a) the principal amount of any C$ Committed Loan constituting a Bankers' Acceptance shall be deemed to be the undiscounted face amount of such Bankers' Acceptance and
     (b) the principal amount of any C$ Committed Loan in the form of an Acceptance Note shall be deemed to be the principal amount of such Acceptance Note.

     "C$ FIXED RATE AUCTION LOAN": any Fixed Rate Auction Loan denominated in
     C$.

     "C$ LOANS": the collective reference to C$ Committed Loans and C$ Fixed Rate Auction Loans.

     "C$ PRIME RATE": on any day, the greater of: (a) the per annum rate of interest announced from time to time by Royal as its reference rate then in effect for determining interest rates on C$ denominated commercial loans in Canada and (b) the per annum rate of interest equal to the sum of (i) the CDOR Rate in effect on such day and (ii) 0.50% per annum.

     "C$ PRIME RATE LOAN": as defined in Section 3.1.

     "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "CDOR RATE": on any date, the per annum rate of interest which is the rate based on an average rate applicable to C$ bankers' acceptances for a term of 30 days (in the case of the definition of "C$ Prime Rate") or for a term equivalent to the term of the relevant Bankers' Acceptances (in the case of the definition of "Applicable BA Discount Rate") appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 A.M., Local Time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates for the term referred to above applicable to C$ bankers' acceptances quoted by the Schedule I Reference Lenders as of 10:00

     A.M., Local Time, on such date, or if such date is not a Business Day, then on the immediately preceding Business Day.

     "CHANGE OF CONTROL": the occurrence of any of the following events or circumstances: any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall (a) acquire beneficial ownership (within the meaning of Section 13d-3 of such Act) of more than 50% of the Voting Capital Stock of Barrick or (b) succeed in having a sufficient number of nominees elected to the Board of Directors of Barrick such that such nominees, when added to any existing director remaining on the Board of Directors of Barrick after such election who is a nominee of such "person" or "group", will constitute a majority of the Board of Directors of Barrick.

     "CLOSING DATE": April 29, 2002.

     "CODE": the United States Internal Revenue Code of 1986 as amended;

     "COMMITMENT": (a) as to any Schedule I Lender and its Related US Lender ("Paired S-I Lenders"), the several obligations of such Paired S-I Lenders to make Committed Loans to the Borrowers hereunder in an Outstanding amount (for both such Paired S-I Lenders in the aggregate) not to exceed the amount set forth opposite such Paired S-I Lenders' names on Schedule 1.1 (or, if applicable, in the relevant Assignment and Acceptance), (b) as to any Schedule II Lender and its Related US Lender or any Schedule III Lender and its Related US Lender ("Paired S-II and III Lenders"), the several obligations of such Paired S-II and III Lenders to make Committed Loans to the Borrowers hereunder in an Outstanding amount (for both such Paired S-II and III Lenders in the aggregate) not to exceed the amount set forth opposite such Paired S-II and III Lenders' names on Schedule 1.1 (or, if applicable, in the relevant Assignment and Acceptance), in each case as such amount may be changed from time to time in accordance with the provisions of this Agreement, (c) as to any Unpaired Canadian Lender, the obligation of such Unpaired Canadian Lender to make Committed Loans to the Borrowers hereunder in an Outstanding amount not to exceed the amount set forth opposite such Unpaired Canadian Lender's name on Schedule 1.1 (or, if applicable, in the relevant Assignment and Acceptance), (d) as to any Unpaired Foreign Lender, the obligation of such Lender to make Committed Loans to the Borrowers hereunder in an Outstanding amount not to exceed the amount set forth opposite such Unpaired Foreign Lender's name on Schedule
     1.1 (or, if applicable, in the relevant Assignment and Acceptance) and (e) as to any Tax-Exempt Foreign Lender, the obligation of such Lender to make Committed Loans to the Borrowers hereunder in an Outstanding amount not to exceed the amount set forth opposite such Tax-Exempt Foreign Lender's name on Schedule 1.1 (or, if applicable, in the relevant Assignment and Acceptance)

     "COMMITMENT PERCENTAGE": at any time, as to any Paired Lenders, Unpaired Canadian Lenders, Unpaired Foreign Lenders or Tax-Exempt Foreign Lenders, respectively, the percentage which such Paired Lenders', Unpaired Canadian Lender's, Unpaired Foreign Lender's or Tax-Exempt Foreign Lender's Commitment then constitutes of the aggregate Commitments, or, at any time after the Commitments shall have expired or terminated, the percentage which the Outstanding amount of such Unpaired Canadian Lender's,

     Unpaired Foreign Lender's, Paired Lenders' or Tax-Exempt Foreign Lender's Committed Loans then constitutes of the Outstanding amount of the Committed Loans.

     "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

     "COMMITTED LOANS": the collective reference to US$ Base Rate Loans, C$ Prime Rate Loans, LIBO Rate Committed Loans and Bankers' Acceptances.

     "CONFIDENTIAL INFORMATION": with respect to any Lender having notice thereof, any information delivered to such Lender by Barrick or any of its Subsidiaries or their respective advisors or independent accountants pursuant to or in connection with this Agreement other than information (a) that was publicly known, or otherwise already known to such Lender, at the time of disclosure, (b) that subsequently becomes publicly known through no act or omission of such Lender or (c) that otherwise becomes known to such Lender other than through disclosure by Barrick or any of its Subsidiaries (or their respective advisors or independent accountants) or any Person known by such Lender to have no right to disclose such information.

     "CONSOLIDATED NET FUNDED DEBT": at any date, without duplication, (a) the aggregate amount (expressed in US$) of all Indebtedness of Barrick and its Subsidiaries minus (b) the aggregate amount of cash and Marketable Securities held by Barrick or any of its Subsidiaries (excluding any cash or Marketable Securities subject to a Lien (other than Liens in respect of securities subject to any repurchase agreement described in clause (d) of the definition of "Marketable Securities")), determined on a consolidated basis in accordance with GAAP and, in the case of clause (a) above, after giving effect to any Hedging Agreements specifically relating to items of Indebtedness that are not denominated in US$.

     "CONSOLIDATED OPERATING CASH FLOW": for any period, (a) the aggregate of,
     (i) the amount which would appear in accordance with GAAP on the consolidated statement of cash flow of Barrick opposite the heading "Cash provided by operating activities" plus, without duplication, (ii) total income tax expense, (iii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, and (iv) any extraordinary, non recurring or unusual expenses or losses (including, without duplication, losses on sales of assets outside of the ordinary course of business) minus (b) any extraordinary, non-recurring or unusual income or gains (including, without duplication, gains on sales of assets outside of the ordinary course of business).

     "CONSOLIDATED TANGIBLE NET WORTH": at any date, (a) the amount which would appear in accordance with GAAP on a consolidated balance sheet of Barrick and its Subsidiaries opposite the heading "Shareholders' equity" (or any similar item) (but excluding from shareholders' equity any amounts in respect of unrealized marked-to-market adjustments (whether positive or negative) relating to hedging and other financial risk management activities of Barrick or any of its Subsidiaries) minus (b) the sum of (i) equity investments in, and loans and advances to, any Specified Affiliate;
     (ii) the aggregate
     amount of items of the following character which are included in the consolidated assets of Barrick and its Subsidiaries: (w) franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, brand names, service marks, goodwill, experimental or organizational expense and other like intangibles; (x) deferred charges and prepaid expenses (including prepaid pension expenses but other than (1) deferred mining, acquisition, exploration and stripping costs and (2) deferred charges relating to Hedging Agreements); (y) unamortized debt discount and expense; and (z) amounts in respect of capital stock, promissory notes and other securities issued by Barrick or any of its Subsidiaries and held in its treasury; and (iii) without duplication, any solvency deficiency in any registered pension plan based on the most recent valuation filed with the applicable regulators.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CONTROLLED GROUP": all members of a controlled group of corporations and all members of a controlled group of trades or business (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or Section 414(c) of the Code or, for purposes of Section 412 of the Code, under Section 414(m) or
     Section 414(o) of the Code;

     "DEBT/CASH FLOW RATIO": with respect to any period of four consecutive fiscal quarters of Barrick, the ratio of (a) Consolidated Net Funded Debt as of the last day of such period to (b) Consolidated Operating Cash Flow for such period.

     "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DESIGNATED AUCTION LOAN PROVIDER": any Person (other than a Lender) designated as such by Barrick to the Administrative Agent pursuant to an Auction Loan Provider Designation.

     "DRAFTS": as defined in Section 3.3(b)(5).

     "ENVIRONMENTAL LAWS": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment including, without limitation, liabilities and responsibilities in respect of the discharge, emission, deposit, release, handling, storage, transport and remediation of Materials of Environmental Concern, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE": any trade or business (whether or not incorporated) which is a member of a group of which any Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

     "ERISA EVENT": (a) a Reportable Event with respect to a US Pension Plan;
     (b) a withdrawal by any Borrower or any ERISA Affiliate from a US Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate, a US Pension Plan; (d) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any US Pension Plan, or the receipt of notice by any Borrower or any ERISA Affiliate from the PBGC of its intention to do so; (e) the imposition of liability upon any Borrower or any ERISA Affiliate under Subtitle C, D or E of Title IV of ERISA;

     "EVENT OF DEFAULT": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, referenced in Section 10 has been satisfied.

     "EXCLUDED SUBSIDIARY": as defined in Section 8.8(b).

     "EXTENSION REQUEST": as defined in Section 5.3(a).

     "EXTENSION REQUEST DEADLINE": as defined in Section 5.3(b).

     "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "FEE LETTER": the letter agreement dated February 27, 2002 between Barrick, the Administrative Agent, RBC Dominion Securities Inc., Citibank Canada and Citibank N.A. Canadian Branch.

     "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "FIXED RATE": with respect to any Fixed Rate Auction Loan, the fixed rate of interest applicable thereto.

     "FIXED RATE AUCTION LOAN": any Auction Loan made pursuant to a Fixed Rate Auction Loan Request.

     "FIXED RATE AUCTION LOAN REQUEST": any Auction Loan Request requesting the Auction Lenders to offer to make Auction Loans at a fixed rate (as opposed to a rate composed of the LIBO Rate plus (or minus) a margin).

     "FOREIGN LENDER": any Lender that is not a Canadian Lender.

     "GAAP": at any time, generally accepted accounting principles in the United States consistent with those utilized in preparing the most recent financial statements delivered pursuant to Section 8.1 (or, prior to the first such delivery after the Closing Date, the audited financial statements referred to in Section 6.1).

     "GOLD HEDGING CONTRACT": any spot deferred or forward sale contract, option contract, gold loan or similar agreement utilized by Barrick or any of its Subsidiaries, in each case relating to gold.

     "GOLDSTRIKE ASSETS": any of the assets comprising the Goldstrike Property, any equipment or other assets located on the Goldstrike Property or used in connection with the mining operations conducted at the Goldstrike Property and any rights or interests in any of the foregoing assets or in the revenues associated therewith, in each case to the extent Barrick or any of its Subsidiaries now or hereafter has any right, title or interest therein.

     "GOLDSTRIKE PROPERTY": the collective reference to the following Mines: the "Betze-Post" Mine in Elko and Eureka Counties, Nevada, and the "Meikle" Mine in Elko County, Nevada.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE OBLIGATION": as to any Person (the "guaranteeing person"), (a) any obligation of the guaranteeing person or (b) any obligation of another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar financial obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Barrick in good faith.

     "GUARANTOR": Barrick.

     "HEDGING AGREEMENT": (a) any spot deferred or forward sale contract, option contract, gold loan or similar agreement in respect of gold or other commodities (including, without limitation, any Gold Hedging Contract) and
     (b) any swap, cap, collar, floor or other hedging agreement in respect of interest rates or currency exchange rates.

     "INDEBTEDNESS": of any Person at any date (determined, in the case of any calculation of the amount thereof, without duplication), (a) all indebtedness of such Person for borrowed money or bullion or other commodities and any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person,
     (e) all obligations (contingent or otherwise) of such Person as an account party in respect of outstanding letters of credit (whether or not drawn),
     (f) any obligations of the type described in clauses (a) through (e) of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (g) all Guarantee Obligations of such Person in respect of any obligations of the type described in clauses (a) through (f) of this definition.

     "INFORMATION MEMORANDUM": the confidential information memorandum of Barrick dated March 19, 2002.

     "INTERCOMPANY INDEBTEDNESS": any Indebtedness of Barrick or any of its Subsidiaries owing to Barrick or any Person that Barrick directly or indirectly "controls" (as defined in the definition of "Affiliate").

     "INTEREST PAYMENT DATE": (a) as to any US$ Base Rate Loan or C$ Prime Rate Loan, the last day of each calendar month, (b) as to any LIBO Rate Committed Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBO Rate Committed Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Auction Loan, each Auction Loan Interest Payment Date applicable thereto.

     "INTEREST PERIOD":

     with respect to any LIBO Rate Committed Loan:

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBO Rate Committed Loan and ending on but excluding the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if consented to by each Lender, any other period commencing on such date), as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBO Rate Committed Loan and ending one, two, three or six months thereafter (or, if consented to by each Lender, any other period commencing on such day), as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may be selected which would extend beyond the Termination Date; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "LENDERS": the collective reference to (a) the Schedule I Lenders (together with any Related US Lender of a Schedule I Lender), (b) the Schedule II Lenders and their respective Related US Lenders, (c) the Schedule III Lenders and their respective Related US Lenders, (d) the Unpaired Canadian Lenders, (e) the Unpaired Foreign Lenders and (f) the Tax-Exempt Foreign Lenders. Unless the context otherwise requires, each reference in this Agreement to any "Lender" shall be deemed to be a reference to (i) any
     Schedule I Lender, Schedule II Lender, Schedule III Lender, Unpaired Canadian Lender, Unpaired Non-Canadian Foreign Lender or Tax-Exempt Foreign Lender (in the case of matters relating to Canadian Funded Loans), (ii) any Related US Lender, any Unpaired Non-US Foreign Lender or any Tax-Exempt Foreign Lender (in the case of matters relating to US Funded Loans) or
     (iii) any Schedule I Lender, Schedule II Lender, Schedule III Lender, Related US Lender, Unpaired Non-Canadian Foreign Lender, Unpaired Non-US Foreign Lender (including any Unpaired Canadian Lender) or

     Tax-Exempt Foreign Lender (in the case of other matters). For the purposes of this Agreement, Paired Lenders shall be deemed to have a single shared Commitment and, accordingly, any voting for the purposes of Section 10,
     Section 13.1 or otherwise on the basis of such Commitment may only be made at the direction of both Paired Lenders.

     "LEVEL": as of any date of determination, the level set forth below then in effect, as determined in accordance with the following provisions of this definition:

                     LEVEL             DEBT/CASH FLOW RATIO
                     -----             --------------------
                      I                Less than 2.75 to 1.0

                      II               Greater than or equal to 2.75 to 1.0

     For the purposes of this definition, the Level shall be determined as at the end of each of the first three quarterly periods of each fiscal year of Barrick and as at the end of each fiscal year of Barrick, based on the relevant financial statements delivered pursuant to Section 8.1(a) or (b); changes in the Level shall become effective on the date on which such financial statements are delivered to the Lenders (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 120th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided, that if any financial statements referred to above are not delivered within the time periods specified above, then, for the period from and including the date on which such financial statements are required to be delivered to but not including the date on which such financial statements are delivered, the Level as at the end of the fiscal period that would have been covered thereby shall be deemed to be Level II.

     "LIBO RATE": with respect to each LIBO Rate Committed Loan during a specified Interest Period and each LIBO Rate Auction Loan during a specified Auction Loan Period, the rate of interest determined by the Administrative Agent for deposits in US$ for a period equal to such Interest Period or Auction Loan Period, commencing on the first day of such Interest Period or Auction Loan Period, appearing on the Reuters LIBO page. In the event that such rate does not appear on the Reuters LIBO page, the "LIBO Rate" shall be determined by reference to Page 3750 or page 3740, as applicable (or any replacement pages) by "Telerate The Financial Information Network" published by Telerate Systems, Inc. (the "Telerate Service") as of 11:00 A.M., London, England time, two Business Days prior to the beginning of such Interest Period or Auction Loan Period or (if such rate does not appear on the Telerate Service) such other publicly available service for displaying LIBO rates as may be agreed upon by the Administrative Agent and Barrick or, in the absence of such agreement, the "LIBO Rate" shall instead be the rate per annum equal to the rate at which Royal is offered US$ deposits at or about 11:00 A.M., London, England Time, two Business Days prior to the beginning of such Interest Period or Auction Loan Period, in the London interbank eurodollar market for delivery on the first day of such Interest Period or Auction Loan Period, for a period equal to such Interest Period or Auction Loan Period, and in an amount comparable to the amount of its

     LIBO Rate Committed Loan to be outstanding during such Interest Period or to the amount of such LIBO Rate Auction Loan, as the case may be.

     "LIBO RATE AUCTION LOAN": any Auction Loan made pursuant to a LIBO Rate Auction Loan Request.

     "LIBO RATE AUCTION LOAN REQUEST": any Auction Loan Request requesting the Auction Lenders to offer to make Auction Loans at an interest rate equal to the LIBO Rate plus (or minus) a margin.

     "LIBO RATE COMMITTED LOANS": US$ Committed Loans the rate of interest applicable to which is based upon the LIBO Rate.

     "LIBO RATE COMMITTED (CAN) LOAN": any LIBO Rate Committed Loan to be funded by the Toronto Lending Offices.

     "LIBO RATE COMMITTED (US) LOAN": any LIBO Rate Committed Loan to be funded by the New York Lending Offices.

     "LIBO TRANCHE": the collective reference to LIBO Rate Committed (Can) Loans or LIBO Rate Committed (US) Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "LICENCES": licences, franchises, certificates, consents, rights, approvals, authorizations, registrations, orders and permits.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Sale/Leaseback and any Financing Lease); provided, that hedging arrangements entered into in the ordinary course of business of Barrick and its Subsidiaries shall not be deemed to create a Lien with respect to any gold or other metal that may be required to be delivered pursuant to such arrangements.

     "LOAN DOCUMENTS": this Agreement, the Acknowledgement Letter, the Fee Letter and all other documents, certificates or undertakings to be executed and delivered to the Agent by Barrick or any Subsidiary Borrower hereunder.

     "LOANS": the collective reference to the Committed Loans and the Auction Loans.

     "LOAN PARTIES": the collective reference to Barrick, in its capacity as a Borrower and a Guarantor, and the Subsidiary Borrowers.

     "LOCAL TIME": (a) in the case of matters relating to Loans funded through the Toronto Lending Offices, Toronto, Ontario time, (b) in the case of matters relating to Loans funded through the New York Lending Offices, New York City time and (c) in the case of matters relating to Loans funded through the Offshore Lending Offices, the local time in the city in which such Offshore Lending Office is located.

     "MARKETABLE SECURITIES": at any date, (a) any evidence of Indebtedness issued or unconditionally guaranteed by (i) the Canadian federal government or any provincial government or any agency or similar authority thereof or
     (ii) the United States federal government; (b) commercial paper, maturing not more than twelve months from the date of issue, rated A-1 by Standard & Poor's Ratings Group ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's") or the equivalent thereof by any other rating agency of recognized standing; (c) any certificate of deposit or bankers' acceptance, maturing not more than one year after such date, which is issued by (i) a commercial banking institution that has a combined capital and surplus and undivided profits of not less than US$500,000,000 (or the equivalent thereof in another currency), (ii) a commercial banking institution whose parent company (x) has guaranteed such institution's obligations in respect thereof and (y) has a commercial paper rating equivalent to at least one of the ratings described in clause (b) above or (iii) any Lender; (d) any repurchase agreement entered into with any Person referred to in clause (c) above (provided that in the case of subclause (ii) of said clause (c), the obligations of such Person under such repurchase agreement shall be guaranteed by its parent company and such parent company shall meet the qualifications specified therein) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses
     (a) through (c) above and (ii) has a market value at the date such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Person thereunder; (e) any publicly traded bond or other debt security which (i) matures not more than twelve months from the date of determination, (ii) is denominated in C$ or US$ and (iii) is rated at least A by S&P or A2 by Moody's or the equivalent thereof by any other rating agency of recognized standing; and (f) money market preferred stock which is (i) redeemable for 100% of the face amount thereof in the discretion of the holder thereof within 12 months from the date of determination, (ii) denominated in C$ or US$ and (iii) rated A-1 by S&P or P-1 by Moody's or the equivalent thereof by any other rating agency of recognized standing. For the purposes of this Agreement, Marketable Securities shall be valued at the lower of cost and fair market value.

     "MATERIAL ADVERSE CHANGE": a material adverse change in the business, operations, property, prospects or financial condition of Barrick and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT": (a) an effect on the business, operations, property or financial condition of Barrick and its Subsidiaries taken as a whole that would be materially adverse to the ability of the Loan Parties taken as a whole to perform their respective obligations under this Agreement or (b) an effect that would be materially adverse to (i) the validity or enforceability of this Agreement or (ii) the rights or remedies of the Administrative Agent or the Lenders hereunder.

     "MATERIAL ASSET": (a) the Capital Stock of any Significant Subsidiary or
     (b) any Significant Mine.

     "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, contaminants, pollutants or any hazardous or toxic substances, materials or wastes or other substances defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MINE": any open pit or underground excavation, together with those gold ore or other mineral deposits appurtenant thereto which, at the relevant date of determination, can be most economically removed by or through such excavation, and related plant sites, waste dumps, ore dumps, tailing disposal and ancillary facilities which are required in connection with the operation thereof, and any property on which any of the foregoing is located, now or hereafter under development or operation by Barrick or any of its Subsidiaries.

     "MINING PERSON": any Person that is primarily engaged in the metals mining business and ancillary businesses, including, without limitation, any metal hedging business.

     "NEW YORK LENDING OFFICE": as to each US Lender (including any Related US Lender) or, if applicable, Designated Auction Loan Provider, the office in New York City specified as the "New York Lending Office" of such Lender or Designated Auction Loan Provider on Schedule 1.1, in an Assignment and Acceptance or in an Auction Loan Provider Designation, as the case may be, or such other office in New York City as may be designated by such Lender or Designated Auction Loan Provider by written notice to Barrick and the Administrative Agent. Notwithstanding the foregoing, subject to the consent of Barrick and the Administrative Agent, a US Lender (including any Related US Lender) or Designated Auction Loan Provider may designate an office in the United States outside of New York City as its "New York Lending Office".

     "NON-EXCLUDED TAXES": as defined in Section 5.11(a).

     "NON-EXTENDING LENDER": as defined in Section 5.3(b).

     "NORTH AMERICAN ASSETS": the collective reference to (a) any tangible or intangible property or asset (including Capital Stock of another Person (other than a Person that is not a North American Person), cash and revenues) of Barrick or of any North American Subsidiary, (b) any Capital Stock, debt securities or notes issued by any North American Subsidiary to Barrick or any of its Subsidiaries, (c) any tangible property or asset located in Canada or the United States of Barrick or any of its Subsidiaries and any rights or interests therein or in the revenues associated therewith, and (d) any Capital Stock issued by any Person having any direct or indirect right, title or interest in any of the foregoing.

     "NORTH AMERICAN PERSON": any Person organized under the laws of Canada or the United States (or any jurisdiction therein).

     "NORTH AMERICAN SUBSIDIARY": any Subsidiary of Barrick organized under the laws of Canada or the United States (or any jurisdiction therein).

     "OBLIGATIONS": with respect to each Borrower, the unpaid principal of and interest on the Loans made to such Borrower (including, without limitation, interest accruing after the maturity of such Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of such Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any document made, delivered or given in connection herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel (including the allocated costs of internal counsel) to the Administrative Agent or to any Lender that are required to be paid by such Borrower pursuant to this Agreement) or otherwise. For the purposes of the guarantee contained in Section 12, the Obligations guaranteed by the Guarantor shall be deemed not to include its own Obligations (if any) in its capacity as a Borrower.

     "OFFSHORE LENDING OFFICE": as to each Unpaired Foreign Lender or Tax-Exempt Foreign Lender, the office specified as the "Offshore Lending Office" of such Lender or, if applicable, Designated Auction Loan Provider on Schedule 1.1, in an Assignment and Acceptance or in an Auction Loan Provider Designation, as the case may be, or such other office as may be designated by such Lender or Designated Auction Loan Provider by written notice to Barrick and the Administrative Agent.

     "OUTSTANDING": when used with respect to any Loans at any time, refers to
     (a) in the case of US$ Loans, the then aggregate outstanding principal amount thereof and (b) in the case of C$ Loans, the then US$ Equivalent of the then aggregate outstanding principal amount thereof.

     "PAIRED LENDERS": any set of Paired S-I Lenders or Paired S-II and III Lenders.

     "PAIRED S-I LENDERS": as defined in the definition of "Commitment."

     "PAIRED S-II AND III LENDERS": as defined in the definition of "Commitment"

     "PARTICIPANTS": as defined in Section 13.6(c).

     "PBGC": the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

     "PERMITTED INDEBTEDNESS":

     (a)  Indebtedness incurred pursuant to this Agreement;

     (b) Indebtedness incurred in connection with any Hedging Agreement (including any such Indebtedness arising pursuant to any guarantee of the Hedging Agreement obligations of Barrick or any of its Subsidiaries), including the marked-to-market value (whether positive or negative) of any liabilities in respect of Hedging Agreements and other similar off-balance sheet liabilities;

     (c) existing Indebtedness specified on Schedule 9.7, and any replacement, refinancing or renewal thereof so long as the principal amount of such Indebtedness is not increased;

     (d) Indebtedness incurred in the ordinary course of business in connection with the performance of tenders, statutory obligations (including reclamation and closure bonds and similar obligations), compliance with or obtaining environmental land use or other regulatory permits, leases and contracts and other obligations of a like nature (in each case other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds (or letters of credit issued in support or in lieu thereof);

     (e) (i) any Indebtedness incurred for the purpose of financing the acquisition of any asset or the making of improvements to any asset (including, without limitation, pursuant to Financing Leases), so long as the principal amount of the Indebtedness shall at no time exceed 100% of the original cost to BGM of such asset or improvements; (ii) any Indebtedness assumed by BGM in connection with the acquisition of any asset, whether or not such Indebtedness relates to payment of the purchase price of such asset, so long as such Indebtedness was not incurred, extended or renewed by or with the acquiescence of BGM in contemplation of such acquisition; and (iii) any Indebtedness incurred to refinance, replace or renew Indebtedness (excluding Intercompany Indebtedness unless the Indebtedness so incurred is also Intercompany Indebtedness) described in clauses (i) or (ii);

     (f)  Intercompany Indebtedness;

     (g)  Indebtedness secured by any Permitted Lien;

     (h) Indebtedness arising from agreements with or conveyances to (i) Newmont Gold Company or its successors and assigns, (ii) any other owner of minerals or property adjacent to or in the neighbourhood of any Mine or (iii) any Affiliate of a person described in (i) or (ii), made primarily for the purposes of facilitating the operation of the Mine, increasing the area open to exploration for the potential benefit of the Mine, processing ore from the Mine, disposing of water or waste from the Mine, increasing the value received from facilities existing at or near the Mine, complying with Environmental Laws or otherwise enhancing the value of the Mine through cooperation;

     (i) Indebtedness (other than for borrowed money) arising under contracts entered into to obtain the supply or provision of utilities, fuel, electricity, facilities, equipment, materials or services necessary to operate and develop any Mine; and

     (j) Indebtedness not included in any of the foregoing and not exceeding, when aggregated with amounts permitted under clause (n) of the definition of "Permitted Liens", US$250,000,000 (or the equivalent thereof in another currency) in an aggregate amount at any time outstanding (with the amount of any such obligations in respect of Sale/Leasebacks being deemed to equal the related Sale/Leaseback Attributable Debt).

     "PERMITTED LIENS":

     (a) Liens for taxes, assessments or other governmental charges or levies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.6;

     (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (c) (i) any Lien on any asset (including Capital Stock), on any Capital Stock of a Subsidiary created for the purpose of acquiring any asset, or on any improvements to any asset, securing Indebtedness (including, without limitation, pursuant to Financing Leases) of Barrick or any of its Subsidiaries incurred for the purpose of financing the acquisition of such asset or the making of improvements to such asset, so long as the principal amount of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original cost to Barrick or such Subsidiary of such asset or improvements; (ii) any Lien existing on any asset acquired by Barrick or any of its Subsidiaries through any farm-in, earn-in or other similar arrangement under which Barrick or any of its Subsidiaries acquired an interest in such asset subject to the performance of its obligations under a royalty, joint venture, joint operating or similar agreement; (iii) any Lien existing on any asset at the time such asset (or any business entity then owning such asset) is acquired by Barrick or any of its Subsidiaries, whether or not such existing Lien was given to secure the payment of the purchase price of such asset, so long as such Lien was not incurred, extended or renewed by or with the acquiescence of Barrick or any of its Subsidiaries in contemplation of such acquisition; and (iv) any Lien on any asset or improvements securing Indebtedness incurred to refinance, replace or renew Indebtedness (excluding Intercompany Indebtedness unless the Indebtedness so incurred is also Intercompany Indebtedness) secured by any Lien previously incurred pursuant to clause (i) or (iii) above in respect of such asset or improvements; provided, that in each case with respect to clauses (i), (ii), (iii) and (iv) above, such Liens are incurred after the Closing Date and are not extended to any other asset or improvements and the amount of the obligations secured thereby is not increased;

     (d) deposits made or inchoate Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations (including reclamation and closure bonds and similar obligations), compliance with or obtaining environmental land use or other regulatory permits, leases and contracts and other obligations of a like nature (in each case other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds (or letters of credit issued in support or in lieu thereof);

     (e) judgment and attachment liens in existence less than 90 days after the entry thereof or with respect to which execution has been stayed or appealed or the payment of which is covered in full (subject to a customary deductible) by insurance;

     (f) (i) joint development agreements and leases, subleases, royalties or other similar rights in land granted to or reserved by others (in each case in the ordinary course of business of Barrick and its Subsidiaries and not in connection with a financing transaction) including liens of joint venture participants and operators on properties being developed or operated by joint venturers securing the respective obligations of the joint venturers or participants to advance funds or reimburse advances of funds or to perform obligations under applicable joint venture agreements and (ii) survey exceptions, title defects, irregularities or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, surface owner interests, extralateral rights and rights of subadjacent and lateral support that do not, with respect to clauses (i) and (ii) above, in the aggregate, materially impair the operation of the business of Barrick and its Subsidiaries taken as a whole;

     (g) reservations, limitations, provisions and conditions expressed in any patent or similar original grant from any Governmental Authority;

     (h) all rights reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit held by Barrick or any of its Subsidiaries or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a charge on any property or assets of Barrick or any of its Subsidiaries in the event of failure to make any such annual or other periodic payment;

     (i) Liens in respect of securities subject to any repurchase agreement described in clause (d) of the definition of "Marketable Securities";

     (j) deposits supporting margin calls in respect of Hedging Agreements on customary terms;

     (k) Liens in effect on the date hereof and described on Schedule 9.2 and any replacement, renewal or refinancing thereof, so long as, in each case, (i) any such Liens in favour of Barrick or any of its Subsidiaries continue to be in favour of Barrick or any of its Subsidiaries and (ii) such Liens are not extended to any other asset and the amount of the obligations secured thereby is not increased;

     (l) Liens arising from agreements with or conveyances to (i) Newmont Gold Company or its successors and assigns, (ii) any other owner of minerals or property adjacent to or in the neighbourhood of any Mine or (iii) any Affiliate of a person described in (i) or (ii), made primarily for the purposes of facilitating the operation of the Mine, increasing the area open to exploration for the potential benefit of the Mine, processing ore from the Mine, disposing of water or waste from the Mine, increasing the value received from facilities existing at or near the Mine, complying with Environmental Laws or otherwise enhancing the value of the Mine through cooperation;

     (m) Liens arising under contracts (other than for borrowed money) entered into to obtain the supply or provision of utilities, fuel, electricity, facilities, equipment, materials or services necessary to operate and develop any Mine; and

     (n) Liens in respect of North American Assets not otherwise permitted hereunder which secure obligations not exceeding (as to Barrick and all Subsidiaries), when aggregated with amounts permitted under clause
          (j) of the definition of "Permitted Indebtedness", US$250,000,000 (or the equivalent thereof in another currency) in aggregate amount at any time outstanding (with the amount of any such obligations in respect of Sale/Leasebacks being deemed to equal the related Sale/Leaseback Attributable Debt).

     "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "QUALIFIED JURISDICTION": Canada, the United States and any jurisdiction therein (other than any civil law jurisdiction).

     "REFERENCE LENDERS": the collective reference to the Schedule I Reference Lenders and the Schedule II Reference Lenders.

     "REFUNDING BANKERS' ACCEPTANCE": as defined in Section 3.3(c).

     "RELATED CANADIAN LENDER": with respect to any Foreign Lender (a) the Affiliate (including an agency or branch) of such Lender (if any) which is a Schedule I Lender, (b) the direct or indirect Subsidiary of such Lender which is a Schedule II Lender and (c) the branch of such Lender which is a
     Schedule III Lender.

     "RELATED US LENDER": with respect to any Lender, the affiliate (including an agency or branch) of such Lender or the direct or indirect parent or other affiliate of such Lender which maintains a New York Lending Office for the purposes of this Agreement.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     "REQUIRED LENDERS": at any date, Lenders holding at least 66 2/3% of the aggregate Commitments, or, if the Commitments have been terminated, Lenders holding at least 66 2/3% of the Outstanding amount of the Committed Loans, or, if the Commitments have been terminated and the Committed Loans have been paid in full, Auction Lenders holding at least 66 2/3% of the Outstanding amount of the Auction Loans.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property.

     "RESPONSIBLE OFFICER": with respect to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person.

     "ROYAL": Royal Bank of Canada.

     "SALE/LEASEBACK": any lease, whether an operating lease or a Financing Lease, whereby Barrick or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any property whether now owned or hereafter acquired, (a) that Barrick or any of its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other Person (other than Barrick or any of its Subsidiaries), or (b) that is acquired by a trust or other pass-through entity, as part of a financing transaction to which Barrick or any of its Subsidiaries is a party, in contemplation of leasing such property to Barrick or any of its Subsidiaries, as the case may be.

     "SALE/LEASEBACK ATTRIBUTABLE DEBT": for any Sale/Leaseback, the present value (discounted at the rate of interest implicit in such Sale/Leaseback, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the interest rate applicable to a US$ Base Rate (US) Loan on the date of the commencement of such transaction), as of the date on which the amount thereof is to be determined, of the obligation of the lessee for net rental payments during the remaining term of such Sale/Leaseback (including any period for which such Sale/Leaseback may, at the option of the lessor, be extended).

     "SCHEDULE I LENDER": any Lender named on Schedule I to the Bank Act
     (Canada).

     "SCHEDULE I REFERENCE LENDERS": the collective reference to Royal and The Bank of Nova Scotia.

     "SCHEDULE II LENDER": any Lender named on Schedule II to the Bank Act (Canada).

     "SCHEDULE III LENDERS": any Lender named on Schedule III to the Bank Act (Canada).

     "SCHEDULE II REFERENCE LENDERS": the collective reference to Citibank Canada, J.P. Morgan Bank Canada and Deutsche Bank Canada.

     "SIGNIFICANT MINE": at any date, each Mine (other than any Mine that is not a North American Asset) that (a) accounted for at least 10% of consolidated revenues of Barrick and its Subsidiaries or at least 10% of consolidated earnings of Barrick and its Subsidiaries before interest and taxes, in each case for the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders or (b) comprises assets which represent at least 10% of the consolidated assets of Barrick and its Subsidiaries as of the last day of the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders.

     "SIGNIFICANT SUBSIDIARY": at any date, (a) unless otherwise designated by Barrick as an Excluded Subsidiary in accordance with Section 8.8(b), each Subsidiary of Barrick that (i) has any right, title or interest in North American Assets of the type described in clause (a), (b) or (c) of the definition thereof that accounted for at least 10% of consolidated revenues of Barrick and its Subsidiaries or at least 10% of consolidated earnings of Barrick and its Subsidiaries before interest and taxes, in each case for the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders, or (ii) has any right, title or interest in North American Assets of the type described in clause (a), (b) or (c) of the definition thereof which represent at least 10% of the consolidated assets of Barrick and its Subsidiaries as of the last day of the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders, (b) each Subsidiary of Barrick that is a Loan Party on such date; provided that such Subsidiary may be designated by Barrick as an Excluded Subsidiary in accordance with Section 8.8(b) if, and for so long as, there are no Loans outstanding to such Subsidiary and
     (c) unless otherwise designated by Barrick as an Excluded Subsidiary in accordance with Section 8.8(b), any Subsidiary designated from time to time by Barrick in writing to the Administrative Agent as being a Significant Subsidiary in accordance with Section 8.8(b).

     "SPECIFIED AFFILIATE": any Person that is an Affiliate of Barrick, other than any Mining Person that Barrick directly or indirectly "controls" (as defined in the definition of "Affiliate").

     "STATUS": the existence of Level I or Level II, as the case may be.

     "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Barrick.

     "SUBSIDIARY BORROWER": any corporation (a) which is a Subsidiary of Barrick, (b) which is designated as a Subsidiary Borrower by Barrick pursuant to a Subsidiary Borrower Notice and Designation, (c) which has delivered to the Administrative Agent a Subsidiary Borrower Assumption Agreement and (d) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 7.2(a).

     "SUBSIDIARY BORROWER ASSUMPTION AGREEMENT": an assumption agreement, substantially in the form of Exhibit B-2, executed and delivered by a proposed Subsidiary Borrower and received by the Administrative Agent in connection with a Subsidiary Borrower Notice and Designation.

     "SUBSIDIARY BORROWER NOTICE AND DESIGNATION": a notice and designation, substantially in the form of Exhibit B-1, executed and delivered by Barrick and received by the

     Administrative Agent, which shall identify a proposed Subsidiary Borrower and which shall be accompanied by a Subsidiary Borrower Assumption Agreement.

     "TAX-EXEMPT FOREIGN LENDER": a Person which, as at the date such Person became a party to this Agreement, pursuant to the terms of applicable income tax treaties or conventions is not subject to withholding tax under
     Part XIII of the Canadian Tax Act in respect of amounts paid or credited by a Canadian Borrower (or by the Guarantor in respect of amounts payable by a Canadian Borrower) to such Person in respect of advances made under this Agreement and is not subject to withholding of any United States federal income taxes or United States backup withholding taxes in respect of amounts paid or credited by a US Borrower (or by the Guarantor in respect of amounts payable by a US Borrower) to such person in respect of advances made under this Agreement.

     "TAX RETURNS": includes all returns (or the equivalent form used in jurisdictions outside North America in compliance with payment obligations) required to be made, prepared or filed by law in respect of taxes.

     "TERMINATION DATE": April 28, 2007, as such date may be extended from time to time pursuant to Section 5.3, or, if any such date is not a Business Day, the preceding Business Day.

     "TORONTO ADMINISTRATIVE OFFICE": the Administrative Agent's agency services group office located in the South Tower, 12th Floor, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario M5J 2W7 (Fax No.: (416) 842-4023), or such other office or branch in Canada as may be designated by the Administrative Agent by written notice to Barrick and the Lenders.

     "TORONTO LENDING OFFICE": as to each Schedule I Lender, Schedule II Lender,
     Schedule III Lender, Unpaired Canadian Lender or, if applicable, Designated Auction Loan Provider, the office in Toronto, Ontario specified as the "Toronto Lending Office" of such Lender or Designated Auction Loan Provider on Schedule 1.1, in an Assignment and Acceptance or in an Auction Loan Provider Designation, as the case may be, or such other office in Toronto, Ontario as may be designated by such Lender or Designated Auction Loan Provider by written notice to Barrick and the Administrative Agent. Notwithstanding the foregoing, subject to the consent of Barrick and the Administrative Agent, a Schedule I Lender, Schedule II Lender, Schedule III Lender, Unpaired Canadian Lender or Designated Auction Loan Provider may designate an office in Canada outside of Toronto, Ontario as its "Toronto Lending Office". In the case of a Schedule III Lender, the Toronto Lending Office must be an office through which such Lender's Canadian banking business (as defined in the Canadian Tax Act) is carried on.

     "TRANSFEREE": as defined in Section 13.6(g).

     "TYPE": as to any Committed Loan, its nature as a LIBO Rate Committed (Can) Loan, a LIBO Rate Committed (US) Loan, a US$ Base Rate (Can) Loan, a US$ Base Rate (US) Loan, a C$ Prime Rate Loan or a Bankers' Acceptance.

     "UNPAIRED CANADIAN LENDER": any Lender identified as such by reference opposite such Lender's name on Schedule 1.1.

     "UNPAIRED FOREIGN LENDER": any Unpaired Non-Canadian Foreign Lender or Unpaired Non-US Foreign Lender.

     "UNPAIRED NON-CANADIAN FOREIGN LENDERS": any Lender that is neither a Canadian Lender nor has a Related Canadian Lender and is not a Tax-Exempt Foreign Lender.

     "UNPAIRED NON-US FOREIGN LENDERS": any Lender that is neither a US Lender nor has a Related US Lender and is not a Tax-Exempt Foreign Lender.

     "US BORROWERS": as defined in Section 5.9(b)(ii).

     "US DOLLARS" and "US$": dollars in lawful currency of the United States of America.

     "US FUNDED LOANS": the collective reference to US$ Base Rate (US) Loans, LIBO Rate Committed (US) Loans and Auction (US) Loans.

     "US LENDER": as defined in Section 5.9(b)(ii).

     "US PENSION PLAN": a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which any member of the Controlled Group, may have liability.

     "US$ BASE RATE (CAN)": the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the rate which the principal office of Royal in Toronto, Ontario announces from time to time as the reference rate of interest for loans in US$ to its Canadian borrowers and (b) the Federal Funds Effective Rate plus 0.50%.

     "US$ BASE RATE (CAN) LOANS": Loans the rate of interest applicable to which is based upon the US$ Base Rate (Can).

     "US$ BASE RATE LOANS": the collective reference to US$ Base Rate (Can) Loans and US$ Base Rate (US) Loans.

     "US$ BASE RATE (US)": the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the rate of interest publicly announced from time to time by Royal as its prime rate in effect at its principal office in New York City and (b) the Federal Funds Effective Rate plus 0.50%.

     "US$ BASE RATE (US) LOANS": Loans the rate of interest applicable to which is based upon the US$ Base Rate (US).

     "US$ COMMITTED LOAN": each loan made pursuant to Section 2.

     "US$ EQUIVALENT": on any date of determination, with respect to any amount in C$, the equivalent in US$ of such amount, determined by the Administrative Agent using the Canadian Exchange Rate, then in effect.

     "US$ FIXED RATE AUCTION LOAN": any Fixed Rate Auction Loan denominated in US$.

     "US$ LOANS": the collective reference to US$ Base Rate Loans, LIBO Rate Committed Loans, US$ Fixed Rate Auction Loans and LIBO Rate Auction Loans.

     "VOTING CAPITAL STOCK": securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

     "WHOLLY OWNED SUBSIDIARY": any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors' qualifying shares) are owned directly or indirectly by Barrick.

1.2  OTHER DEFINITIONAL PROVISIONS

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to Barrick and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) Except as otherwise expressly provided herein, (i) any amounts denominated in gold or any other commodity shall be deemed to equal the US$ equivalent thereof calculated in accordance with GAAP; (ii) any amounts denominated in C$ shall be deemed to equal the US$ Equivalent thereof; and (iii) any amounts denominated in any currency other than US$ or C$ shall be deemed to equal the US$ equivalent thereof determined by Barrick in good faith.

     (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                    SECTION 2
                               US$ COMMITTED LOANS

2.1  US$ COMMITTED LOANS

Subject to the terms and conditions of this Agreement:

     (a)  Each Lender severally agrees to make loans in US$ pursuant to this
          Section 2 to any Borrower from time to time during the Commitment Period. During the Commitment Period each Borrower may use the Commitments by borrowing, prepaying the US$ Committed Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The US$ Committed Loans may from time to time be (i) LIBO Rate Committed (Can) Loans, (ii) LIBO Rate Committed (US) Loans, (iii) US$ Base Rate (Can) Loans, (iv) US$ Base Rate (US) Loans or (v) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.3.

     (c) Barrick may request the Lenders to make available to the Borrowers loans in US$ to be funded by offices other than the Toronto Lending Offices, the Offshore Lending Offices or the New York Lending Offices. The availability of such loans shall be subject to the written consent of each Lender in its sole discretion and to the making of appropriate modifications to this Agreement mutually acceptable to Barrick and the Lenders.

2.2  PROCEDURE FOR US$ COMMITTED LOAN BORROWING

Each Borrower may borrow US$ Committed Loans under the Commitments during the Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Local Time, (a) three Business Days prior to the requested Borrowing Date, in the case of LIBO Rate Committed Loans or (b) two Business Days prior to the requested Borrowing Date, in the case of US$ Base Rate Loans, provided, that US$ Base Rate Loans may also be borrowed on a same-day notice basis so long as (x) any notice of such a borrowing shall be received by the Administrative Agent prior to 11:00 A.M., Local Time, on the requested Borrowing Date and (y) the aggregate outstanding principal amount of US$ Base Rate Loans borrowed pursuant to this proviso shall not exceed US$300,000,000 at any one time), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Type of Loan to be borrowed and (iv) in the case of any LIBO Rate Committed Loan, the initial Interest Period therefor. Each borrowing of US$ Committed Loans shall be in an amount equal to at least US$10,000,000 or a whole multiple of US$5,000,000 in excess thereof. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof (in any event no later than 1:00 p.m. in the case of US$ Base Rate Loans borrowed on a same day notice basis). Each Lender will make the amount of its pro rata share of each such borrowing, by reference to its respective Commitment Percentage, available to the Administrative Agent for the account of the relevant Borrower at the relevant Administrative Office prior to 12:00 Noon (or, in the case of US$ Base Rate Loans borrowed on a same-day notice basis, 2:00 P.M.), Local Time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such Administrative Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3  CONVERSION AND CONTINUATION OPTIONS

     (a) Each Borrower may elect from time to time to convert LIBO Rate Committed Loans to US$ Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert US$ Base Rate Loans to LIBO Rate Committed Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period applicable to such LIBO Rate Committed Loans). Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBO Rate Committed Loans and US$ Base Rate Loans may be converted as provided herein, provided that no US$ Base Rate Loan may be converted into a LIBO Rate Committed Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion.

     (b) Any LIBO Rate Committed Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBO Rate Committed Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation and provided, further, that if (i) the relevant Borrower shall fail to give such notice or (ii) such continuation is not permitted, then, on the last day of such then expiring Interest Period such Loans shall be (1) in the case of clause
          (i), automatically continued as LIBO Rate Committed Loans having an Interest Period of one month (or, during the last month preceding the Termination Date, automatically converted to US$ Base Rate Loans) or
          (2) in the case of clause (ii), automatically converted to US$ Base Rate Loans.

     (c) For the purposes of this Agreement, (i) US$ Base Rate (Can) Loans and LIBO Rate Committed (Can) Loans may only be converted into LIBO Rate Committed (Can) Loans and US$ Base Rate (Can) Loans, respectively, and
          (ii) US$ Base Rate (US) Loans and LIBO Rate Committed (US) Loans may only be converted into LIBO Rate Committed (US) Loans and US$ Base Rate (US) Loans, respectively.

2.4  MINIMUM AMOUNTS AND MAXIMUM NUMBER OF LIBO TRANCHES

All borrowings, prepayments, conversions and continuations of LIBO Rate Committed Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the LIBO Rate Committed Loans comprising each LIBO Tranche shall be equal to at least US$10,000,000 or a whole multiple of US$5,000,000 in excess thereof and (b) there shall be outstanding no more than ten LIBO Tranches.


                                    SECTION 3
                               C$ COMMITTED LOANS

3.1  C$ COMMITTED LOANS

Subject to the terms and conditions of this Agreement, each Lender severally agrees to make loans in C$ at the C$ Prime Rate ("C$ Prime Rate Loans") to, and to accept Bankers' Acceptances from, any Canadian Borrower from time to time during the Commitment Period. During the Commitment Period, each Canadian Borrower may use the Commitments by borrowing or repaying the C$ Prime Rate Loans or Bankers' Acceptances, in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

3.2  PROCEDURE FOR C$ PRIME RATE LOAN BORROWING

Each Canadian Borrower may borrow C$ Prime Rate Loans during the Commitment Period on any Business Day, provided that such Canadian Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, Local Time, two Business Days prior to the requested Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Borrowing Date, provided, that C$ Prime Rate Loans may also be borrowed on a same-day notice basis so long as (x) any notice of such a borrowing shall be received by the Administrative Agent prior to 11:00 A.M., Local Time, on the requested Borrowing Date and (y) the aggregate outstanding principal amount of C$ Prime Rate Loans borrowed pursuant to this proviso shall not exceed C$300,000,000 at any one time). Each borrowing of C$ Prime Rate Loans shall be in an amount equal to at least C$10,000,000 or a whole multiple of C$5,000,000 in excess thereof. Upon receipt of any such notice from a Canadian Borrower, the Administrative Agent shall promptly notify each Lender thereof (in any event no later than 1:00 p.m. in the case of C$ Prime Rate Loans borrowed on a same day notice basis). Each Lender will make the amount of its pro rata share of each such borrowing, by reference to its respective Commitment Percentage, available to the Administrative Agent for the account of the relevant Canadian Borrower at the Toronto Administrative Office prior to 11:00 A.M. (or, in the case of C$ Prime Rate Loans borrowed on a same-day notice basis, 2:00 P.M.), Local Time, on the Borrowing Date requested by such Canadian Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Canadian Borrower by the Administrative Agent crediting the account of such Canadian Borrower on the books of such Administrative Office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

3.3  BANKERS' ACCEPTANCES

     (a) Each Canadian Borrower may issue Bankers' Acceptances denominated in C$, for purchase by the Lenders, each in accordance with the provisions of this Section 3.3.

     (b)  Procedures.

          (1) Notice. Each Canadian Borrower shall notify the Administrative Agent by irrevocable written notice by 12:00 Noon, Local Time, two Business Days prior to the Borrowing Date in respect of any borrowing by way of Bankers' Acceptances which notice shall specify:

               A. the aggregate face amount of the Bankers' Acceptances to be accepted and purchased;

               B.   the date of such acceptance and purchase;

               C. the BA Term to be applicable thereto (failing which the BA Term shall be deemed to be 30 days); and

               D. the location and number of the relevant Canadian Borrower's account to which any funds are to be disbursed.

          (2) Minimum Borrowing Amount. Each borrowing by way of Bankers' Acceptances shall be in a minimum aggregate face amount of C$10,000,000 or a whole multiple of C$5,000,000 in excess thereof.

          (3) Face Amounts. The face amount of each Bankers' Acceptance shall be C$100,000 or any whole multiple thereof (except in the case of Credit Suisse First Boston Canada where the multiples shall be in amounts of C$150,000 or more).

          (4) BA Term. Bankers' Acceptances shall be issued and shall mature on a Business Day. Each Bankers' Acceptance shall have a term (the "BA Term") of at least 30 days and not more than 180 days (or such shorter or longer term as shall be agreed to by each Lender) excluding days of grace, shall mature on or before the Termination Date and shall be in form and substance reasonably satisfactory to each Lender.

          (5) Bankers' Acceptances in Blank. To facilitate Bankers' Acceptances, each Canadian Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf (in accordance with a notice of borrowing relating to a Banker's Acceptance), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Bankers' Acceptances in the form requested by such Lender which forms shall be provided by each Canadian Borrower to any Lender upon request. Each Canadian Borrower recognizes and agrees that all Bankers' Acceptances signed and/or endorsed by a Lender on behalf of such Canadian Borrower shall bind such Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Canadian Borrower. Each Lender is hereby authorized (in accordance with a notice of borrowing relating to a Banker's Acceptance) to issue such Bankers' Acceptance endorsed in blank in such face amount as may be determined by such Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers' Acceptances required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except to the extent caused by gross negligence or willful misconduct of the Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to Bankers' Acceptances (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) cancelled at their respective maturities. Each Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Lender. On request by or on behalf of a Canadian Borrower, a Lender shall cancel all forms of Bankers' Acceptances which have been pre-signed or pre-endorsed on behalf of such Canadian Borrower and which are held by such Lender and are not required to be issued in accordance with the Canadian Borrower's irrevocable notice.

               Alternatively, each Canadian Borrower agrees that, at the request of the Administrative Agent, such Canadian Borrower shall deliver to the Administrative Agent (x) a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities or (y) with respect to Lenders that do not participate in such book-based debt clearance system, a "bill of exchange" subject to the Bills of Exchange Act (Canada).

          (6) Execution of Bankers' Acceptances. Drafts of any Canadian Borrower to be accepted as Bankers' Acceptances hereunder shall be duly executed on behalf of such Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory for any Canadian Borrower may no longer be an authorized signatory for such Canadian

               Borrower at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers' Acceptance so signed shall be binding on such Canadian Borrower.

          (7) Issuance of Bankers' Acceptances. Promptly following receipt of a notice of borrowing by way of Bankers' Acceptances, the Administrative Agent shall so advise the Lenders and shall advise each Lender of the face amount of each Bankers' Acceptance to be accepted by it and the term thereof. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Administrative Agent on a pro rata basis by reference to the respective Commitment Percentages of the Lenders, except that, if the face amount of a Bankers' Acceptance, which would otherwise be accepted by a Lender, would not be C$100,000 (or C$150,000 or more in the case of Credit Suisse First Boston Canada) or a whole multiple thereof, such face amount shall be increased or reduced by the Administrative Agent in its sole and unfettered discretion to the nearest whole multiple of C$100,000 (or C$150,000 or more in the case of Credit Suisse First Boston Canada).

          (8) Acceptance of Bankers' Acceptances. Each Bankers' Acceptance to be accepted by a Lender shall be accepted at such Lender's Toronto Lending Office.

          (9) Purchase of Bankers' Acceptances. Each Canadian Borrower may require any Lender (subject to such Lender not exceeding its Commitment either prior to or following such purchase) to purchase promptly, and in any event no later than one Business Day following written notice by such Canadian Borrower to the Administrative Agent, from such Canadian Borrower, at the Applicable BA Discount Rate, any Bankers' Acceptance accepted by it and provide to the Administrative Agent the BA Discount Proceeds for the account of such Canadian Borrower. The Acceptance Fee payable by any Canadian Borrower to such Lender under Section 3.3(d) in respect of each Bankers' Acceptance accepted and purchased by such Lender from such Canadian Borrower shall be set off against the BA Discount Proceeds payable by such Lender under this Section 3.3(b)(9).

          (10) Sale of Bankers' Acceptances. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

          (11) Waiver of Presentment and Other Conditions. Each Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a Bankers' Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by such Lender in its own right, and each Canadian Borrower agrees not to claim any days of grace if such Lender as holder sues such Canadian Borrower on the Bankers' Acceptances for payment of the amount payable by each Canadian Borrower thereunder.

     (c) With respect to each Bankers' Acceptance, each Canadian Borrower shall give irrevocable telephone or written notice (or such other method of notification as may be agreed upon between the Administrative Agent and such Canadian Borrower) to the Administrative Agent at or before 12:00 Noon, Local Time, one Business Day prior to the maturity date of such Bankers' Acceptance followed by written confirmation electronically transmitted to the Administrative Agent on the same day, of such Canadian Borrower's intention to issue a Bankers' Acceptance on such maturity date (a "Refunding Bankers' Acceptance") to provide for the payment of such maturing Bankers' Acceptance (it being understood that payments by each Canadian Borrower and fundings by the Lenders in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptance shall be made on a net basis reflecting the difference between the face amount of such maturing Bankers' Acceptance and the BA Discount Proceeds (net of the applicable Acceptance Fee) of such Refunding Bankers' Acceptance). Any repayment of Bankers' Acceptances must be made at or before 12:00 noon, Local Time, on the respective maturity dates of such Bankers' Acceptances. If the relevant Canadian Borrower fails to give such notice, such Canadian Borrower shall be deemed to have requested that such maturing Bankers' Acceptances be repaid with the proceeds of Refunding Bankers' Acceptances having a term of 30 days (or, during the 30-day period preceding the Termination Date, with the proceeds of C$ Prime Rate Loans), commencing on the maturity date of such maturing Bankers' Acceptances.

     (d) An Acceptance Fee shall be payable by each Canadian Borrower to each Lender in advance (in the manner specified in Section 3.3(b)(9)) upon the issuance of a Bankers' Acceptance to be accepted by such Lender calculated at the rate per annum equal to the Applicable Margin, such Acceptance Fee to be calculated on the face amount of such Bankers' Acceptance and to be computed on the basis of the number of days in the term of such Bankers' Acceptance.

     (e) Upon the occurrence of any Event of Default, and in addition to any other rights or remedies of any Lender and the Administrative Agent hereunder, any Lender or the Administrative Agent as and by way of collateral security (or such alternate arrangement as may be agreed upon by the relevant Canadian Borrower and such Lender or the Administrative Agent, as applicable) shall be entitled to deposit and retain in an account to be maintained by the Administrative Agent (bearing interest at the Administrative Agent's rates as may be applicable in respect of other deposits of similar amounts for similar terms) amounts which are received by such Lender or the Administrative Agent from such Canadian Borrower hereunder or as proceeds of the exercise of any rights or remedies of any Lender or the Administrative Agent hereunder against such Canadian Borrower, to the extent such amounts may be required to satisfy any contingent or unmatured obligations or liabilities of such Canadian Borrower to the Lenders or the Administrative Agent, or any of them hereunder.

     (f) If the Administrative Agent determines in good faith and notifies each Canadian Borrower in writing that, by reason of circumstances affecting the Canadian money market, there is no market for Bankers' Acceptances, then the right of each Canadian Borrower to borrow by way of Bankers' Acceptance shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies each Canadian Borrower. In such circumstances, any request by any Canadian Borrower for a loan by way of Bankers' Acceptance which is outstanding shall be cancelled and the loan requested shall, at the option of the Canadian Borrower making such request, either not be made or be made as a C$ Prime Rate Loan.

     (g) Any amounts paid pursuant to Section 5.2(a) towards the prepayment or repayment of amounts to become due with respect to outstanding Bankers' Acceptances shall be deposited into the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account allocable to amounts to become due in respect of Bankers' Acceptances on the last day of their respective BA Terms until all amounts due in respect of outstanding Bankers' Acceptances have been prepaid or until all allocable cash on deposit has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by a Canadian Borrower with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (g). The Administrative Agent will, at the request of a Canadian Borrower, invest amounts on deposit in the Prepayment Account in short-term, cash equivalent investments selected by the Administrative Agent in consultation with such Canadian Borrower that mature on or prior to the last day of the applicable BA Terms of the Bankers' Acceptances to be prepaid; provided, however, that the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. Each Canadian Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay amounts due in respect of Bankers' Acceptances on the last day of the applicable BA Term is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans and all amounts due hereunder have been accelerated pursuant to Section 10, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations in respect of Loans (and each Canadian

          Borrower hereby grants to the Administrative Agent a security interest in the Prepayment Account to secure such Obligations).

3.4  CONVERSION OPTION

Subject to the provisions of this Agreement, each Canadian Borrower may, prior to the Termination Date, effective on any Business Day, convert, in whole or in part, C$ Prime Rate Loans into Bankers' Acceptances or vice versa upon giving to the Administrative Agent prior irrevocable telephone or written notice within the notice period which would be required to be given to the Administrative Agent in respect of the Type of C$ Loan into which the outstanding C$ Loan is to be converted in accordance with the provisions of Section 3.2 or 3.3, as applicable, followed by written confirmation on the same day, provided that:

     (a) no C$ Prime Rate Loan may be converted into a Bankers' Acceptance when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such a conversion;

     (b) each conversion to Bankers' Acceptances shall be for a minimum aggregate amount of C$10,000,000 (and whole multiples of C$5,000,000 in excess thereof), and each conversion to C$ Prime Rate Loans shall be in a minimum aggregate amount of C$10,000,000; and

     (c) Bankers' Acceptances may be converted only on the maturity date of such Bankers' Acceptances and, provided that, if less than all Bankers' Acceptances are converted, then after such conversion not less than C$10,000,000 (and whole multiples of C$5,000,000 in excess thereof) shall remain as Bankers' Acceptances.

3.5  ACCEPTANCE NOTES

     (a)  It is understood that from time to time certain Schedule II Lenders,
          Schedule III Lenders, Unpaired Canadian Lenders and Foreign Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Drafts (each, an "ACCEPTANCE NOTE LENDER"); accordingly, any such Lender may instead purchase Acceptance Notes of the relevant Canadian Borrower in accordance with the provisions of Section 3.5(b) in lieu of creating Bankers' Acceptances for its account.

     (b) In connection with any request by a Canadian Borrower for the creation of Bankers' Acceptances, such Canadian Borrower shall deliver to each Acceptance Note Lender non-interest bearing promissory notes (each, an "Acceptance Note") of such Canadian Borrower, substantially in the form of Exhibit F, having the same maturity as the Bankers' Acceptances to be created and in an aggregate principal amount equal to the aggregate amount of the Bankers' Acceptances that would otherwise have been required to be accepted by such Lender. Each such Lender hereby agrees to purchase Acceptance Notes from any Canadian Borrower at the Applicable BA Discount Rate which would have been applicable if a Draft had been accepted by it (less any Acceptance Fee which would have been paid pursuant to Section 3.3(d) if such Lender had created a Bankers' Acceptance), and such Acceptance Notes shall be governed by the provisions of this Section 3 as if they were Bankers' Acceptances.

3.6  CURRENCY FLUCTUATIONS

If, on any Business Day, (a) the Outstanding amount of the Committed Loans of any Lender exceeds 105% of such Lender's Commitment then in effect or (b) the Outstanding amount of all Loans exceeds 105% of the aggregate Commitments then in effect, then, within five Business Days after notice to Barrick thereof from the Administrative Agent, the Borrowers shall prepay the Committed Loans (or, in the case of Bankers' Acceptances, cash collateralize such Bankers' Acceptances on terms satisfactory to the Administrative Agent) such that, after giving effect thereto, (i) the Outstanding amount of the Committed Loans of each Lender shall not exceed such Lender's Commitment then in effect and (ii) the Outstanding amount of all Loans shall not exceed the aggregate Commitments then in effect. Bankers' Acceptances that are cash collateralized as described above shall be deemed not to be outstanding for the purposes of this Section 3.6 or
Section 7.3(c). The Administrative Agent shall promptly furnish each Lender with a copy of any notice delivered to Barrick pursuant to this Section 3.6.


                                    SECTION 4
                                  AUCTION LOANS

4.1  AUCTION LOANS

Subject to the terms and conditions of this Agreement, each Borrower may borrow Auction Loans from time to time on any Business Day during the Auction Loan Availability Period. Within the limits and on the conditions hereinafter set forth with respect to Auction Loans, each Borrower from time to time may borrow, repay and reborrow Auction Loans. LIBO Rate Auction Loans may only be made in US$ (funded by the Toronto Lending Offices, Offshore Lending Offices or New York Lending Offices of the relevant Auction Lenders); Fixed Rate Auction Loans may be made in US$ (funded by the Toronto Lending Offices, Offshore Lending Offices or New York Lending Offices of the relevant Auction Lenders) or C$ (funded by the Toronto Lending Offices of the relevant Auction Lenders), all as specified by the relevant Borrower in the relevant Auction Loan Request. An Auction Loan Request may request offers for Auction Loans to be made on not more than one Borrowing Date and to mature on not more than three Auction Loan Maturity Dates. No Auction Loan Request may be submitted earlier than five Business Days after submission by any Borrower of any other Auction Loan Request.

4.2  PROCEDURE FOR AUCTION LOAN BORROWING

     (a) Each Borrower may request Auction Loans by delivering an Auction Loan Request to the Administrative Agent, (i) not later than 12:00 Noon, Local Time, four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate Auction Loan Request) and (ii) not later than 10:00 A.M., Local Time, one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Auction Loan Request). Each Auction Loan Request in respect of any Borrowing Date may solicit bids for Auction Loans on such Borrowing Date in an aggregate principal amount of C$10,000,000 or US$10,000,000, as the case may be, or a whole multiple of C$5,000,000 or US$5,000,000, as the case may be, in excess thereof. The Auction Loan Maturity Date for each Auction Loan shall be the date set forth therefor in the relevant Auction Loan Request, which date shall be not less than 7 days nor more than 6 months after the Borrowing Date therefor and, in any event, shall not be later than the Termination Date. The Administrative Agent shall notify each Auction Lender promptly by facsimile transmission of the contents of each Auction Loan Request received by the Administrative Agent.

     (b) In the case of a LIBO Rate Auction Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Auction Loan Request, each Auction Lender may elect, in its sole discretion, to offer irrevocably to make one or more Auction Loans at the applicable LIBO Rate plus (or minus) a margin determined by such Auction Lender in its sole discretion for each such Auction Loan. Any such irrevocable offer shall be made by delivering an Auction Loan Offer to the Administrative Agent, before 10:30 A.M., Local Time, on the day that is three Business Days before the proposed Borrowing Date, setting forth:

          (i) the maximum amount of Auction Loans for each Auction Loan Maturity Date and the aggregate maximum amount of Auction Loans for all Auction Loan Maturity Dates which such Auction Lender would be willing to make (which amounts may, subject to Section 7.3(c), exceed the Commitment of such Auction Lender (if any)); and

          (ii) the margin above or below the applicable LIBO Rate at which such Auction Lender is willing to make each such Auction Loan.

          The Administrative Agent shall advise the relevant Borrower before 11:00 A.M., Local Time, on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Auction Loan Offer received by it. If the Administrative Agent, in its capacity as an Auction Lender, shall elect, in its sole discretion, to make any such Auction Loan Offer, it shall advise the relevant Borrower of the contents of its Auction Loan Offer before 10:15 A.M., Local Time, on the date which is three Business Days before the proposed Borrowing Date.

     (c) In the case of a Fixed Rate Auction Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Auction Loan Request, each Auction Lender may elect, in its sole discretion, to offer irrevocably to make one or more Auction Loans at a rate of interest determined by such Auction Lender in its sole discretion for each such Auction Loan. Any such irrevocable offer shall be made by delivering an Auction Loan Offer to the Administrative Agent before 9:30 A.M., Local Time, on the proposed Borrowing Date, setting forth:

          (i) the maximum amount of Auction Loans for each Auction Loan Maturity Date, and the aggregate maximum amount for all Auction Loan Maturity Dates, which such Auction Lender would be willing to make (which amounts may, subject to Section 7.3(c), exceed the Commitment of such Auction Lender (if any)); and

          (ii) the fixed rate of interest at which such Auction Lender is willing to make each such Auction Loan.

          The Administrative Agent shall advise the relevant Borrower before 10:00 A.M., Local Time, on the proposed Borrowing Date of the contents of each such Auction Loan Offer received by it. If the Administrative Agent, in its capacity as an Auction Lender, shall elect, in its sole discretion, to make any such Auction Loan Offer, it shall advise the relevant Borrower of the contents of its Auction Loan Offer before 9:15 A.M., Local Time, on the proposed Borrowing Date.

     (d) Before 11:30 A.M., Local Time, three Business Days before the proposed Borrowing Date (in the case of LIBO Rate Auction Loans) and before 10:30 A.M., Local Time, on the proposed Borrowing Date (in the case of Fixed Rate Auction Loans), the relevant Borrower, in its absolute discretion, shall:

          (i) cancel such Auction Loan Request by giving the Administrative Agent irrevocable telephone notice to that effect, or

          (ii) by giving irrevocable telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of an Auction Loan Confirmation by facsimile transmission)
                (A) subject to the provisions of Section 4.2(e), accept one or more of the offers made by any Auction Lender or Auction Lenders pursuant to Section 4.2(b) or Section 4.2(c), as the case may be, and (B) reject any remaining offers made by Auction Lenders pursuant to Section 4.2(b) or Section 4.2(c), as the case may be.

          The failure of the relevant Borrower to give such notice shall be deemed to be a rejection by such Borrower of all related Auction Loan Offers.

     (e) A Borrower's acceptance of Auction Loans in response to any Auction Loan Offers shall be subject to the following limitations:

          (i) the amount of Auction Loans accepted for each Auction Loan Maturity Date specified by any Auction Lender in its Auction Loan Offer shall not exceed the maximum amount for such Auction Loan Maturity Date specified in such Auction Loan Offer;

          (ii) the aggregate amount of Auction Loans accepted for all Auction Loan Maturity Dates specified by any Auction Lender in its Auction Loan Offer shall not exceed the aggregate maximum amount specified in such Auction Loan Offer for all such Auction Loan Maturity Dates;

          (iii) a Borrower may not accept offers for Auction Loans for any Auction Loan Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related Auction Loan Request; and

          (iv) if a Borrower accepts any of such offers, it must accept offers based solely upon pricing for each relevant Auction Loan Maturity Date and upon no other criteria whatsoever, and if two or more Auction Lenders submit offers for any Auction Loan Maturity Date at identical pricing and such Borrower accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 7.3(c), cannot) borrow the total amount offered by such Auction Lenders with such identical pricing, such Borrower shall accept offers from all of such Auction Lenders in amounts allocated among them pro rata according to the amounts offered by such Auction Lenders (with appropriate rounding, in the sole discretion of such Borrower, to assure that each accepted Auction Loan is a whole multiple of C$1,000,000 or US$1,000,000, as the case may be); provided that if the number of Auction Lenders that submit offers for any Auction Loan Maturity Date at identical pricing is such that, after such Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the Auction Loan to be made by any such Auction Lender would be less than C$5,000,000 or US$5,000,000, as the case may be, principal amount, the number of such Auction Lenders shall be reduced by the Administrative Agent by lot until the Auction Loans to be made by each such remaining Auction Lender would be in a principal amount of C$5,000,000 or US$5,000,000, as the case may be, or a whole multiple of C$1,000,000 or US$1,000,000, as the case may be, in excess thereof.

     (f) If a Borrower notifies the Administrative Agent that an Auction Loan Request is cancelled pursuant to Section 4.2(d)(i), the Administrative Agent shall give prompt telephone notice thereof to the Auction Lenders.

     (g) If a Borrower accepts pursuant to Section 4.2(d)(ii) one or more of the offers made by any Auction Lender or Auction Lenders, the Administrative Agent promptly shall notify each Auction Lender which has made such an offer of (i) the aggregate amount of such Auction Loans to be made on such Borrowing Date for each Auction Loan Maturity Date and (ii) the acceptance or rejection of any offers to make such Auction Loans made by such Auction Lender. Before 12:00 Noon, Local Time, on the Borrowing Date specified in the applicable Auction Loan Request, each Auction Lender whose Auction Loan Offer has been accepted shall make available to the Administrative Agent at the relevant Administrative Office the amount of Auction Loans to be made by such Auction Lender, in immediately available funds. The Administrative Agent will make such funds available to the relevant Borrower as soon as practicable on such date at such office of the Administrative Agent. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Auction Lender of the aggregate amount of Auction Loans advanced on such Borrowing Date and the respective Auction Loan Maturity Dates thereof.

                                   SECTION 5
                               GENERAL PROVISIONS

5.1  FEES

     (a) Barrick agrees to pay to the Administrative Agent, for the account of the Schedule I Lenders, the Schedule II Lenders, the Schedule III Lenders, the Unpaired Canadian Lenders, the Unpaired Foreign Lenders and the Tax-Exempt Foreign Lenders, in US$, a commitment fee (the "COMMITMENT FEE") for each day from and including the date hereof to but excluding the later of (i) the last day of the Commitment Period and (ii) the date on which all of the Loans shall have been paid in full (such later date, the "FINAL DATE"). Such fee shall be payable by Barrick quarterly in arrears to the Administrative Agent for onward remittance to such Lenders at their respective Toronto Lending Offices or in the case of an Unpaired Non-Canadian Foreign Lender the relevant New York Lending Office or Offshore Lending Office, as applicable, on
          (x) the first Business Day of each January, April, July and October (for the three-month period (or portion thereof) ended on the last day of the immediately preceding month) and (y) on the Final Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above) and shall be computed for each day during such period at a rate per annum equal to the Applicable Commitment Fee Rate in effect on such day on the positive difference between the Commitment of such Lender in effect on such day and the total Committed Loans by such Lender outstanding on such day.

     (b) Barrick agrees to pay to the Administrative Agent the fees in the amounts and on the dates and in accordance with the terms set out in the Fee Letter.

5.2  TERMINATION OR REDUCTION OF COMMITMENTS

     (a) Barrick shall have the right, without premium or penalty, upon not less than three Business Days' irrevocable notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments, subject in each case to
          Section 5.12(c) and to Section 3.3(g) in respect of the prepayment of Bankers' Acceptances provided, that, after giving effect thereto, (i) the Outstanding amount of the Committed Loans of each Lender shall not exceed such Lender's Commitment then in effect and (ii) the Outstanding amount of all Loans shall not exceed the aggregate Commitments then in effect. Any such reduction shall reduce permanently the Commitments then in effect and shall be in an amount equal to US$10,000,000 or a whole multiple of US$5,000,000 in excess thereof.

     (b) If a Change of Control shall occur, (i) Barrick shall promptly notify the Administrative Agent and the Lenders thereof and (ii) the Required Lenders may, by irrevocable written notice to Barrick delivered no later than 120 days after receipt of the notice referred to in clause
          (i) above, elect to terminate the Commitments of each Lender effective on the date (the "Early Termination Date") which is 180 days after the date of such Change of Control. If such notice is so delivered by the Required Lenders, then, on the Early Termination Date, (x) the Commitment of each Lender shall terminate and (y) the relevant Borrowers shall pay in full all Loans, accrued interest thereon, accrued Commitment Fees, any amounts payable pursuant to Section 5.12 and any other amounts owing to the Administrative Agent or any Lender hereunder.

5.3  EXTENSION OF TERMINATION DATE

     (a) Barrick may, by written request (an "Extension Request") to the Administrative Agent, substantially in the form of Exhibit G, delivered at any time during the period between 90 and 60 days preceding each of the anniversaries of the Closing Date, request that the Lenders extend the Termination Date then in effect by one year, provided, that an Extension Request may only be made if all prior Extension Requests which could have been made, have been made and approved in accordance with this Section 5.3.

     (b) Upon receipt of an Extension Request, the Administrative Agent shall promptly notify each Lender thereof, and each Lender shall notify the Administrative Agent by the deadline (the "Extension Request Deadline") specified in such Extension Request, which deadline shall in any case not be later than 5:00 P.M., New York City time, on the date which is 30 days after delivery of such Extension Request, of such Lender's election, in its sole discretion, (i) to extend the Termination Date by one year (provided that the Termination Date shall be so extended only to the extent expressly provided in paragraph (c) below) or (ii) not to extend the Termination Date by one year (any Lender not electing so to extend, a "Non-Extending Lender"). Any Lender that fails to notify the Administrative Agent of its election by the Extension Request Deadline shall be deemed to be a Non-Extending Lender.

     (c) If Lenders whose Commitments aggregate at least 66 2/3% of the Commitments of all Lenders agree so to extend the Termination Date by one year, then the Termination Date shall automatically be so extended, provided that any Lender that became a Non-Extending Lender pursuant to any previous Extension Request shall be deemed to be a Non-Extending Lender in respect of each subsequent Extension Request, and provided, further, that if all Lenders do not agree so to extend the Termination Date, then (i) Barrick shall have the right to cancel any such extension by so notifying the Administrative Agent within five Business Days after the relevant Extension Request Deadline, in which case the Termination Date then in effect shall not be extended and (ii) in the event that such extension is not so cancelled, then, with respect to each Non-Extending Lender, the Borrowers shall either:

               (x) (i) during the six-month period preceding the Termination Date in effect on the date of the relevant Extension Request (the "Existing Termination Date"), on each date on which Loans are borrowed or continued as, or converted into, LIBO Rate Committed Loans or Bankers' Acceptances having an Interest Period or term ending after the Existing Termination Date, repay the portion of such Lender's Loans which would otherwise have been part of such borrowing, continuation or conversion and permanently reduce such Lender's Commitment by a like amount and (ii) on the Existing Termination Date, terminate the Commitment of such Lender and repay the then outstanding Loans made by such Non-Extending Lender, together with accrued but unpaid interest, Commitment Fees and all other amounts then due and payable to such Non-Extending Lender, including, without limitation, amounts payable pursuant to Section 5.12; or

               (y) on or prior to the date which is 90 days after the relevant Extension Request Deadline, cause one or more banks or other financial institutions to purchase at par, pursuant to Section 13.6(d), all or part of such Non-Extending Lender's Commitment and outstanding Loans, together with accrued but unpaid interest, Commitment Fees and all other amounts then due and payable to such Non-Extending Lender, including, without limitation, amounts payable pursuant to Section 5.12, in which case such Non-Extending Lender shall, promptly upon request by Barrick, agree to transfer its Commitment and Loans upon the terms and subject to the conditions of Section 13.6(d) to such banks or other financial institutions.

5.4  REPAYMENT OF LOANS; EVIDENCE OF DEBT

     (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower by such Lender on the Termination Date (in the case of Committed Loans), the maturity date thereof (in the case of Bankers' Acceptances) or the relevant Auction Loan Maturity Date (in the case of Auction Loans), or, in each case, such earlier date on which the Loans become due and payable pursuant to Section 10. For the purposes of this Agreement, repayment of Loans constituting Bankers' Acceptances refers to reimbursement of the undiscounted face amount thereof (or, in the case of Acceptance Notes, the principal amount thereof). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 5.6. Upon payment by the relevant Borrower of any Bankers' Acceptance as provided above, such Borrower shall have no further liability in respect of such Bankers' Acceptance, and the relevant Lender shall be entitled to all benefits of and be responsible for all payments to third parties under such Bankers' Acceptance.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c)  The Administrative Agent shall maintain the Register pursuant to
          Section 13.6(e), and a subaccount therein for each Lender and Designated Auction Loan Provider, in which shall be recorded (i) the amount of each Loan made hereunder and, if applicable, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender and Designated Auction Loan Provider hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's or Designated Auction Loan Provider's share thereof.

     (d) The entries made in the Register and the accounts maintained pursuant to Section 5.4(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

5.5  OPTIONAL PREPAYMENTS

Each Borrower may prepay the Committed Loans made to it, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of LIBO Rate Committed Loans) or one Business Day's irrevocable notice to the Administrative Agent (otherwise), specifying the date and amount of prepayment and the Type of Committed Loan to be prepaid. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon and any amounts payable pursuant to
Section 5.12. Partial prepayments shall be in an aggregate principal amount of at least US$10,000,000 or C$10,000,000, or a whole multiple of US$5,000,000 or C$5,000,000, respectively, in excess thereof as the case may be, provided, however that any Borrower shall have the ability to prepay any lesser amounts in order to prepay any Loans Outstanding in full. Notwithstanding anything to the contrary above, Committed Loans consisting of Bankers' Acceptances may not be prepaid pursuant to this Section 5.5. No Borrower shall have the right to prepay any principal amount of any Auction Loan without the consent of the Auction Lender to which such Auction Loan is owed.

5.6  INTEREST RATES AND PAYMENT DATES

     (a) Each LIBO Rate Committed Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBO Rate determined for each such Interest Period plus the Applicable Margin.

     (b) Each US$ Base Rate (US) Loan shall bear interest at a rate per annum equal to the US$ Base Rate (US).

     (c) Each US$ Base Rate (Can) Loan shall bear interest at a rate per annum equal to the US$ Base Rate (Can).

     (d) Each C$ Prime Rate Loan shall bear interest at a rate per annum equal to the C$ Prime Rate.

     (e) Each Auction Loan shall bear interest at the rate per annum determined pursuant to Section 4.2.

     (f) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee, Acceptance Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 5.6 plus 2% or (y) in the case of any overdue interest, Commitment Fee, Acceptance Fee or other amount, the rate described in Section 5.6(b) (in the case of amounts payable in US$ through the Toronto Administrative Office), 5.6(c) (in the case of amounts payable in US$ through the Toronto Administrative Office) or 5.6(d) (in the case of amounts payable in C$) plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (g) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 5.6(f) shall be payable from time to time on demand. Interest in respect of US$ Loans (or other amounts denominated in US$) shall be payable in US$, and interest in respect of C$ Loans (or other amounts denominated in C$) shall be payable in C$.

     (h) (1) If any provision of this Agreement would oblige any Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

               (x) firstly, by reducing the amount or rates of interest required to be paid under this Section 5.6; and

               (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of
               Section 347 of the Criminal Code (Canada).

          (2) If, notwithstanding the provisions of clause (1) of this Section 5.6(h), and after giving effect to all adjustments contemplated thereby, any Lender shall have received an amount in excess of the maximum permitted by such clause, then the applicable Loan Party shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender of an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to such Loan Party.

          (3) Any amount or rate of interest referred to in this Section 5.6 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

5.7  COMPUTATION OF INTEREST AND FEES

     (a) Commitment Fees and interest calculated on the basis of the LIBO Rate or the Federal Funds Effective Rate shall be calculated on the basis of a 360-day year for the actual days elapsed; Acceptance Fees and interest calculated on the basis of the CDOR Rate shall be calculated on the basis of a 365-day year for the actual days elapsed; and interest calculated on any other basis shall be calculated on the basis of a 365- or 366- day year, as the case may be, for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the US$ Base Rate (US), the US$ Base Rate (Can) or the C$ Prime Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Lenders and the relevant Borrowers of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Each determination by a Reference Lender of a rate to be notified to the Administrative Agent pursuant to the definition of "Applicable BA Discount Rate" or "CDOR Rate" shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. Interest rates quoted by Royal referred to in the definitions of "C$ Prime Rate", "US$ Base Rate (Can)" and "US$ Base Rate (US)" are not intended to be the lowest rates of interest charged by Royal in connection with extensions of credit to debtors. The Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing any quotations given by the relevant Reference Lenders and the computations used by the Administrative Agent in determining any LIBO Rate, Applicable BA Discount Rate or CDOR Rate.

     (c) For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Agreement to be calculated on the basis of a year of 360 days or 365 days, as the case may be, the yearly rate of interest to which such interest rate is equivalent is equal to such interest rate multiplied by the number of days in the year in which the relevant interest payment accrues and divided by 360 or 365, respectively.

     (d) If (i) any Reference Lender's Commitment shall terminate (otherwise than on termination of all the Commitments) or, as the case may be, the Loans made by it hereunder are assigned, or prepaid or repaid (otherwise than on the prepayment or repayment of the Loans among the Lenders) for any reason whatsoever or (ii) any Schedule II Reference Lender shall cease to be a Schedule II Lender, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result of the foregoing, there shall be only one Reference Lender of a particular category remaining, the Administrative Agent (after consultation with Barrick) shall, as soon as practicable thereafter, by notice to the Borrowers and the Lenders, designate another Lender that is willing to act as a Reference Lender so that there shall at all times be at least two Reference Lenders of each category.

     (e) If any of the Reference Lenders shall be unable or shall otherwise fail to provide notice of a rate to the Administrative Agent upon its request, the Applicable BA Discount Rate or the CDOR Rate, as the case may be, shall be determined on the basis of rates provided in notices of the remaining relevant Reference Lenders.

5.8  INABILITY TO DETERMINE INTEREST RATE

If prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected LIBO Rate Committed Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBO Rate Committed Loans requested to be made on the first day of such Interest Period shall be made as US$ Base Rate Loans, (y) any US$ Base Rate Loans that were to have been converted on the first day of such Interest Period to LIBO Rate Committed Loans shall be continued as US$ Base Rate Loans and (z) any outstanding LIBO Rate Committed Loans shall be converted, on the first day of such Interest Period, to US$ Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBO Rate Committed Loans shall be made or continued as such, nor shall any Borrower have the right to convert US$ Base Rate Loans to LIBO Rate Committed Loans.

5.9  PRO RATA TREATMENT AND PAYMENTS

     (a) Except as otherwise provided in Section 5.3(c)(ii)(x) or 5.14, (i) each borrowing of Committed Loans from the Lenders hereunder, each payment by Barrick on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders and
          (ii) each payment (including each prepayment) whether made before or following the termination of the Commitments on account of principal of and interest on the Committed Loans shall be made pro rata according to the respective outstanding principal amounts of the Committed Loans then held by the Lenders and shall also be made pro rata as between Committed Loans and Auction Loans according to the respective outstanding principal amounts of the Committed Loans and Auction Loans, provided that neither the foregoing nor any other provision contained in this Agreement or any other Loan Document shall require any Lender (except to the extent that it is otherwise an Auction Lender) to assume any of the Auction Loan obligations. All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Local Time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the relevant Administrative Office, in US$ or C$, as the case may be, and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (b)  Notwithstanding anything to the contrary in this Agreement,

          (i) any Loan requested by a Borrower that is resident in Canada within the meaning of the Canadian Tax Act (a "Canadian Borrower") shall be advanced to such Canadian Borrower only by
                (x) a Schedule I Lender, a Schedule II Lender, a Schedule III Lender that would make the advances and receive amounts paid or credited in respect of the advances in respect of its "Canadian banking business" (as defined in the Canadian Tax Act) and would be deemed to be resident in Canada for the purposes of Part XIII of the Canadian Tax Act in respect of amounts paid or credited in respect of such advances, a Designated Auction Loan Provider that is resident in Canada within the meaning of the Canadian Tax Act or an Unpaired Canadian Lender that is resident in Canada for purposes of the Canadian Tax Act (collectively, the "Canadian Lenders"), (y) an Unpaired Non-Canadian Foreign Lender or (z) a Tax-Exempt Foreign Lender, and all amounts payable in respect of (x) above shall be paid by such Canadian Borrower only to the Toronto Administrative Office for onward remittance to the Toronto Lending Office of the relevant Canadian Lender;

          (ii) any Loan requested by a Borrower that is a US Person, as such term is defined in the Code and not resident in Canada for purposes of the Canadian Tax Act (a "US Borrower") shall be advanced to such US Borrower only by (x) a Lender that is either a US Person, as such term is defined in the Code or a US branch of a Lender that is not a US Person, including a Designated Auction Loan Provider (collectively, "US Lenders"), (y) an Unpaired Non-US Foreign Lender (including an Unpaired Canadian Lender) or (z) a Tax-Exempt Foreign Lender, and all amounts paid in respect of (x) above shall be paid by such US Borrower only to the Toronto Administrative Office for onward remittance to the New York Lending Office of the relevant US Lender; and

          (iii) All amounts payable to any Lender described in Sections 5.9(b)(i)(y) and (z) and Section 5.9(b)(ii)(y) and (z) shall be paid (net of any withholding tax applicable to the portion of such amounts payable for the account of any Unpaired Foreign Lender) to the Toronto Administrative Office for onward remittance to the Lending Office designated by the Unpaired Non-Canadian Foreign Lender, Tax-Exempt Foreign Lender or Unpaired Non-US Foreign Lender, as the case may be.

     (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, (i) such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (or such other rate as shall be equivalent to the Administrative Agent's cost of funds, as determined in accordance with its customary practices) for the period until such Lender makes such amount immediately available to the Administrative Agent and (ii) the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum otherwise applicable to such Loan hereunder (or, in the case of LIBO Rate Committed (US) Loans or LIBO Rate Committed (Can) Loans, the US$ Base Rate (US) or US$ Base Rate (Can), respectively), and all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection therewith, on demand, from the relevant Borrower. A certificate of the Administrative Agent submitted to any Lender or Borrower with respect to any amounts owing under this Section 5.9(c) shall be conclusive in the absence of manifest error.

5.10 REQUIREMENTS OF LAW

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any LIBO Rate Committed Loan or any LIBO Rate Auction Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 5.11 and changes in the rate or computation of tax on the overall net income, assets or capital of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBO Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

          and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBO Rate Committed Loans or LIBO Rate Auction Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Barrick shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable; provided, that Barrick shall not be required to pay any Lender any such additional amount if such additional amount arises (x) in the case of Loans made to any US Borrower, as a consequence of such Lender's failure to meet the requirements of Section 5.11(b) or (y) in the case of Loans made to any Canadian Borrower, as a result of such Lender's failure to be a Person resident in Canada for the purposes of the Canadian Tax Act or, in the case of any Schedule III Lender or Tax-Exempt Foreign Lender, the representation of such Lender in
          Section 5.11(e) or (f), respectively, is incorrect.

     (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, Barrick shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

     (c) Each Borrower agrees to pay to each Lender which requests compensation under this Section 5.10(c), on the last day of each Interest Period with respect to any LIBO Rate Committed Loan made by such Lender or on the Auction Loan Maturity Date with respect to any LIBO Rate Auction Loan made by such Lender, as the case may be, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on LIBO Rate Committed Loans or LIBO Rate Auction Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any LIBO Rate Committed Loans or LIBO Rate Auction Loans), an additional amount (determined by such Lender and notified to the relevant Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period or during the period such LIBO Rate Auction Loan was outstanding (a "Auction Loan Period"), as the case may be, as a result of the applicability of the foregoing reserves to such LIBO Rate Committed Loans or LIBO Rate Auction Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period or Auction Loan Period:

          (i) the principal amount of the LIBO Rate Committed Loans or LIBO Rate Auction Loans, as the case may be, made by such Lender to which such Interest Period or Auction Loan Period relates and outstanding on such day; and

          (ii) the difference between (x) a fraction the numerator of which is the LIBO Rate (expressed as a decimal) applicable to such LIBO Rate Committed Loan or LIBO Rate Auction Loan, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

          (iii) a fraction the numerator of which is one and the denominator of which is 360.

Any Lender which gives notice under this Section 5.10(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the relevant Borrowers) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this Section 5.10(c) with respect to any LIBO Rate Auction Loan if it shall have obtained actual knowledge of the change giving rise to such request at the time of submission of such Lender's Auction Loan Offer pursuant to which such Auction Loan shall have been made, unless notice of such Lender's entitlement to such compensation shall have been furnished to the relevant Borrower at or prior to such time.

     (d)  A certificate as to any additional amounts payable pursuant to this
          Section 5.10 submitted by any Lender, through the Administrative Agent, to the relevant Borrower shall specify in reasonable detail the basis for the request for compensation of such additional amounts and the method of computation thereof and shall be conclusive in the absence of manifest error. Subject to the provisions of the next succeeding sentence, the relevant Borrower shall (except as otherwise provided in Section 5.10(c)) pay each Lender the amount shown as due on any such certificate delivered by it within 30 days after receipt thereof. Notwithstanding any other provision of this Section 5.10, each Lender shall be entitled to compensation under this Section 5.10 for only such costs as are incurred or reductions as are suffered as to which a certificate has been delivered in accordance with the terms of this paragraph (d) within 90 days after the Toronto Lending Office, the Offshore Lending Office or the New York Lending Office of such Lender, as the case may be, obtained actual knowledge of such costs or reductions. Each Lender agrees to use its best efforts to notify the relevant Borrower as promptly as practicable after obtaining knowledge of any such costs or reductions. The obligations of the Borrowers pursuant to this Section 5.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

5.11 TAXES

     (a) Except as required by applicable law, all payments made by any Loan Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes that are net income taxes, franchise taxes (imposed in lieu of net income taxes) or capital taxes imposed on the Administrative Agent or any Lender or Designated Auction Loan Provider (where applicable) as a result of a present or former connection between the Administrative Agent or such Lender or Designated Auction Loan Provider (where applicable) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender or Designated Auction Loan Provider (where applicable) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender or Designated Auction Loan Provider (where applicable) hereunder, the amounts so payable to the Administrative Agent or such Lender or Designated Auction Loan Provider (where applicable) shall be increased to the extent necessary to yield to the Administrative Agent or such Lender or Designated Auction Loan Provider

          (where applicable) (after withholding and remittance of all Non-Excluded Taxes) the amounts payable under this Agreement at the rates or in the amounts specified in this Agreement had such deduction or withholding not been made, provided, however, that no Loan Party shall be required to increase any such amounts payable to any Lender or Designated Auction Loan Provider (where applicable) if such amounts became payable solely because (i) in the case of amounts payable by a US Borrower (or by the Guarantor in respect of such amounts), the recipient fails to comply with any applicable requirements of Section 5.11(b), including a material failure of any statement or certification given pursuant to Section 5.11(b) to be true for any reason other than a change in United States federal income tax law or the amendment, modification or revocation of an applicable double tax treaty, governmental rule, regulation, guidance or order, or in the interpretation thereof, or (ii) in the case of amounts payable by a Canadian Borrower (or by the Guarantor in respect of such amounts), the recipient fails to be a Person resident in Canada for the purposes of the Canadian Tax Act or, in the case of any Schedule III Lender or Tax-Exempt Foreign Lender, the representation of such Lender in
          Section 5.11(e) or (f), respectively, is incorrect, unless, in either case, the withholding arises as a result of a change in residence or identity of a Borrower. Each Loan Party shall also indemnify the Administrative Agent and each Lender or Designated Auction Loan Provider (where applicable) on an after-tax basis for any additional taxes on net income which the Administrative Agent or such Lender or Designated Auction Loan Provider (where applicable), as the case may be, may be obligated to pay as a result of the receipt of additional amounts under this Section 5.11(a) (computed on the basis that the only receipts and deductions of the Administrative Agent or such Lender or Designated Auction Loan Provider (where applicable), as the case may be, are in respect of the Loans). Whenever any Non-Excluded Taxes must be withheld and remitted by any Loan Party, as promptly as possible after such withholding, such Loan Party shall send to the Administrative Agent for its own account or for the account of such Lender or Designated Auction Loan Provider (where applicable), as the case may be, a certified copy of an original official receipt received by such Loan Party showing remittance thereof. If any Loan Party fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Loan Party shall indemnify the Administrative Agent and the Lenders or Designated Auction Loan Provider (where applicable) for any incremental taxes, interest or penalties or any other costs, expenses or losses that may become payable by the Administrative Agent or any Lender or Designated Auction Loan Provider (where applicable) as a result of any such failure. The agreements in this Section 5.11(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     (b) Promptly upon request of Barrick after any Subsidiary Borrower which is organized under the laws of the United States (or any jurisdiction therein) shall become a party hereto, each US Lender, Designated Auction Loan Provider, or Unpaired Non-US Foreign Lender or Tax-Exempt Foreign Lender (where applicable) shall:

          (i) deliver to each Subsidiary Borrower, Barrick and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI in the case of a Lender or Designated Auction Loan Provider that is not incorporated under the laws of the United States of America or a State thereof, or successor applicable form, as the case may be, and (B) in the case of a Lender or Designated Auction Loan Provider that is incorporated under the laws of the United States of America or a State thereof, an Internal Revenue Service Form W-9, or successor applicable form, as the case may be;

          (ii) deliver to each Subsidiary Borrower, Barrick and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Barrick; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Barrick or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender or Designated Auction Loan Provider (where applicable) from duly completing and delivering any such form with respect to it and such Lender or Designated Auction Loan Provider (where applicable) so advises Barrick and the Administrative Agent. Such Lender or Designated Auction Loan Provider (where applicable) shall certify (and recertify if an event described in Section 5.11(b)(ii) occurs) (i) in the case of a Form W-8BEN or W-8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-9, that it is either by reason of the application of the Code or the regulations, entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender, a Designated Auction Loan Provider pursuant to Section 13.6(b) or a Participant pursuant to Section 13.6(c) shall, upon the effectiveness of the related transfer or designation, be required to provide all of the forms and statements required pursuant to this
Section 5.11(b).

     (c) If a payment made by a Loan Party has been increased by an amount referred to in Section 5.11(a), and a Lender or Designated Auction Loan Provider (where applicable) or any Subsidiary, parent or other affiliate of such Lender or Designated Auction Loan Provider (where applicable) (a "Lender Affiliate") is able to apply for or otherwise take advantage of any tax credit, deduction in computing income or similar benefit (a "Tax Credit") by reason of any withholding or deduction made by such Loan Party in respect of the amount of the increase, then, subject to Section 5.11(d), such Lender or Designated Auction Loan Provider (where applicable) will use reasonable efforts to obtain, or cause such affiliate to obtain, the Tax Credit and such Lender or Designated Auction Loan Provider (where applicable), when it or its affiliate realizes such Tax Credit (whether by way of reducing taxes payable, receiving a tax refund, or otherwise), shall, subject to Section 5.11(d), repay to such Loan Party such amount, if any (not exceeding the amount of the increase) as is reasonably determined in the absolute and uncontrolled discretion of such Lender or Designated Auction Loan Provider (where applicable) to be equal to the net after-tax value to such Lender or Designated Auction Loan Provider (where applicable) and its affiliate, as the case may be, of such part of the Tax Credit as is reasonably attributable to such withholding or deduction having regard to all dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same and provided the payment of such amount to such Loan Party does not reduce such after-Tax value. Any such reimbursement shall be conclusive evidence of the amount due to the Loan Party and shall be accepted by it in full and final settlement of its rights of reimbursement hereunder.

     (d) Notwithstanding Section 5.11(c), (i) nothing therein contained shall interfere with the right of a Lender or Designated Auction Loan Provider (where applicable) or Lender Affiliate to arrange its tax affairs in whatever manner it deems fit and, in particular, no Lender or Designated Auction Loan Provider (where applicable) or Lender Affiliate shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of any such deduction or withholding in priority to any other reliefs, claims, credits or deductions available to it and (ii) neither a Lender or Designated Auction Loan Provider (where applicable) nor a Lender Affiliate shall be obligated to disclose to the Loan Party any information regarding its tax affairs or tax computations.

     (e) Each Person that is or becomes a Schedule III Lender hereby covenants, represents and warrants that at all times it will be deemed to be resident in Canada for purposes of Part XIII of the Canadian Tax Act in respect of all amounts paid or credited to it by a Canadian Borrower (or by the Guarantor in respect of amounts payable by a Canadian Borrower) under this Agreement.

     (f) Each Person that is a Tax-Exempt Foreign Lender represents and warrants that as at the date such Person became a party to this Agreement, such Person was not, pursuant to the terms of applicable income tax treaties or conventions, subject to withholding tax under
          Part XIII of the Canadian Tax Act in respect of amounts that would be paid or credited to such Person by a Canadian Borrower (or by the Guarantor in respect of amounts payable by a Canadian Borrower) in respect of advances made under this Agreement and was not subject to withholding of any United States federal income taxes or United States backup withholding taxes in respect of amounts paid or credited by a US Borrower (or by the Guarantor in respect of amounts payable by a US Borrower) in respect of advances made under this Agreement.

     (g) In support of its representation in Section 5.11(f) each Tax-Exempt Foreign Lender shall deliver to Barrick an officer's certificate with such information as Barrick may reasonably require (including a representation that payments under this Agreement are not effectively connected with a trade or business of the Lender conducted in the United States) in order to establish that the relevant Canadian Borrower or relevant U.S. Borrower (or Guarantor), as applicable, will not be required to deduct or withhold amounts pursuant to Part XIII of the Canadian Tax Act or the Code, as applicable, in respect of amounts paid or credited to such Tax-Exempt Foreign Lender.

     (h) Each Unpaired Foreign Lender shall deliver to Barrick an officer's certificate in support of the Unpaired Foreign Lender's claim for a reduced rate of withholding tax, either pursuant to the terms of an applicable income tax treaty or convention or for an exemption from withholding pursuant to Regulation 805 under the Canadian Tax Act with such information as Barrick may reasonably require (including, where applicable, a representation that payments under this Agreement are not effectively connected with a trade or business of the Lender conducted in the United States and, in the case of a claim for an exemption from withholding tax pursuant to Regulation 805 under the Canadian Tax Act, including evidence satisfactory to Barrick of the determination of the Minister of National Revenue under Regulation 805(2) that would apply to payments under this Agreement) and, on the basis of such officer's certificate, the relevant Canadian Borrower or relevant U.S. Borrower (or Guarantor), as applicable, will deduct or withhold amounts pursuant to Part XIII of the Canadian Tax Act or the Code, as applicable, at such reduced rate of withholding or, in the case of an exemption from withholding pursuant to Regulation 805 under the Canadian Tax Act, will not deduct or withhold amounts pursuant to
          Part XIII of the Canadian Tax Act.

5.12 INDEMNITY

Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of LIBO Rate Committed Loans or of Auction Loans, or in the conversion into or continuation of LIBO Rate Committed Loans, after such Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment of LIBO Rate Committed Loans or of Auction Loans on a day which is not the last day of an Interest Period or the applicable Auction Loan Maturity Date, as the case may be, with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period) or, in the case of Auction Loans, the applicable Auction Loan Maturity Date (or proposed Auction Loan Maturity Date), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to LIBO Rate Auction Loans included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. The obligations contained in this Section 5.12 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

5.13 CHANGE OF LENDING OFFICE

Each Lender agrees that if it makes any demand for payment under Section 5.10 or 5.11(a), it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under Section 5.10 or 5.11(a).

5.14 REPLACEMENT OR TERMINATION OF LENDERS UNDER CERTAIN CIRCUMSTANCES

Barrick shall be permitted (or, in the case of clause (c) below, required) to replace, or terminate the Commitment of, any Lender which (a) requests reimbursement for amounts owing pursuant to Section 5.10 or 5.11(a) (other than with respect to LIBO Rate Auction Loans or payments made pursuant to the guarantee contained in Section 12), (b) defaults in its obligation to make Committed Loans hereunder or (c) furnishes Barrick with written notice stating that such Lender is prohibited by applicable Requirements of Law from making or maintaining Committed Loans hereunder; provided that (i) in the case of any such replacement (A) such replacement does not conflict with any Requirement of Law,
(B) no Event of Default shall have occurred and be continuing at the time of such replacement, (C) Barrick shall on the date of such replacement repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts then owing to such replaced Lender, (D) Barrick shall be liable to such replaced Lender under Section 5.12 if any LIBO Rate Committed Loan owing to such replaced Lender shall be prepaid other than on the last day of the Interest Period relating thereto or any Auction Loan owing to such replaced Lender shall be paid other than on the relevant Auction Loan Maturity Date, (E) such replacement shall be made in accordance with the provisions of Section 13.6(d) (provided that Barrick shall be obligated to pay the registration and processing fee referred to in Section 13.6(f)), (F) until such time as such replacement shall be consummated, Barrick shall pay all additional amounts (if any) required pursuant to Section 5.10 or 5.11(a), as the case may be, and (G) any such replacement shall not be deemed to be a waiver of any rights which any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender; (ii) in the case of any such termination, (A) such Lender shall be given at least five Business Days' notice thereof and (B) on the date such Lender's Commitment is so terminated, the relevant Borrowers shall pay in full all Loans, accrued interest thereon, accrued Commitment Fees, any amounts payable pursuant to Section 5.12 and any other amounts owing to such Lender hereunder; and (iii) in the case of any required replacement or termination resulting from the events described in clause (c) above, (A) notice of such events shall be furnished to Barrick promptly after the occurrence thereof and (B) such replacement or termination shall be effected on (or, in the discretion of Barrick, prior to) the date specified by the relevant Lender as the date on which such replacement or termination is required by applicable Requirements of Law (it being understood that the Commitment of and Loans made by the relevant Lender may be reduced or repaid over a period of time to the extent permitted by such Requirements of Law).


                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Barrick hereby represents and warrants in its capacity as Borrower and Guarantor, and each Subsidiary Borrower (by its execution and delivery of a Subsidiary Borrower Assumption

Agreement) represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), to the Administrative Agent and each Lender that:

6.1  FINANCIAL CONDITION

     (a) The consolidated balance sheet of Barrick and its consolidated Subsidiaries as at December 31, 2001 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended on such date, reported on by PriceWaterhouseCoopers LLP, present fairly the consolidated financial condition of Barrick and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

     (b) Except as described on Schedule 6.1 or as could not reasonably be expected to have a Material Adverse Effect, neither Barrick nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any Hedging Agreement, which is not reflected in the foregoing statements or in the notes thereto. Except as described on Schedule 6.1 or as could not reasonably be expected to have a Material Adverse Effect, during the period from December 31, 2001 to and including the date hereof there has been no sale, transfer or other disposition by Barrick or any of its consolidated Subsidiaries of any part of its business or property (determined on a consolidated basis) and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person).

6.2  NO CHANGE

From December 31, 2001 to the Closing Date, there has been no Material Adverse Change in the financial condition of Barrick as reflected in the December 31, 2001 consolidated audited financial statements of Barrick.

6.3  CORPORATE EXISTENCE

     (a) Barrick (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

     (b) (i) Each Significant Subsidiary (x) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (y) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) each of Barrick and each Significant Subsidiary is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in each case with respect to this paragraph
          (b), as could not reasonably be expected to have a Material Adverse Effect.

6.4  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS

Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and, in the case of each Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and, in the case of each Borrower, the borrowings on the terms and conditions of this Agreement. No consent or authorization of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of each Loan Party. This Agreement constitutes a legal, valid and binding obligation of each Loan Party enforceable against each Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

6.5  NO LEGAL BAR

The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate (a) any Requirement of Law (including, without limitation, any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor) or (b) any Contractual Obligation of Barrick or of any of its Subsidiaries that, in the case of this clause (b), is material to Barrick and its Subsidiaries taken as a whole.

6.6  NO MATERIAL LITIGATION

     (a) Except as set out in Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Barrick, threatened by or against Barrick or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to this Agreement; or

     (b) Except as set out in Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Barrick, threatened by or against Barrick or any of its Subsidiaries or against any of its or their respective properties or revenues (other than with respect to this Agreement, which is dealt with in (a) above) which could reasonably be expected to have a Material Adverse Effect.

6.7  COMPLIANCE WITH LAWS AND CONTRACTS; NO DEFAULT

Each of Barrick and each of its Subsidiaries is in compliance with all Requirements of Law and Licences (including, without limitation, ERISA) except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Barrick nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

6.8  OWNERSHIP OF PROPERTY

Each of Barrick and its Subsidiaries has such title to, or other right to use and enjoy, its real property and mining claims constituting North American Assets as is necessary to permit the use of such real properties and mining claims generally in accordance with the manner such real properties and mining claims have been historically used by Barrick and its Subsidiaries, except, in each case, for such defects and claims as could not reasonably be expected to have a Material Adverse Effect.

6.9  TAXES

Except as could not reasonably be expected to have a Material Adverse Effect, each of Barrick and each of its Subsidiaries has filed or caused to be filed all Tax Returns which, to the knowledge of Barrick and the applicable Subsidiary, as the case may be, are required to be filed and each of Barrick and each of its Subsidiaries has paid all taxes material to Barrick and its Subsidiaries taken as a whole shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges material to Barrick and its Subsidiaries taken as a whole imposed on it or any of its property by any Governmental Authority (other than any of the foregoing the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Barrick or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Barrick, no claim is being asserted, with respect to any such tax, fee or other charge, except as could not reasonably be expected to have a Material Adverse Effect.

6.10 FEDERAL REGULATIONS

No part of the proceeds of any Loans will be used by any Borrower in contravention of Regulation U of the Board as now and from time to time hereafter in effect.

6.11 INVESTMENT COMPANY ACT; OTHER REGULATIONS

No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

6.12 PURPOSE OF LOANS

The proceeds of the Loans shall be used by the Borrowers for general corporate purposes (including, without limitation, acquisitions).

6.13 ENVIRONMENTAL MATTERS

Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) each of Barrick and each of its Subsidiaries has complied with all Environmental Laws;

     (b) neither Barrick nor any of its Subsidiaries has received notice of any failure to comply with all Environmental Laws; and

     (c) Barrick and its Subsidiaries do not produce or manage any Materials of Environmental Concern in violation of Environmental Laws.

6.14 PARI PASSU LOANS

The Loans and credit facility described in this Agreement shall rank at least pari passu with all other unsecured debt of the Borrowers.

6.15 LICENCES, ETC.

All Licences required by any Governmental Authority to enable Barrick and each of its Subsidiaries to carry on their respective businesses as now conducted by them and to own or lease their respective properties have been duly obtained and are currently subsisting other than those of which the failure to have or to be subsisting, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.


                                    SECTION 7
                              CONDITIONS PRECEDENT

7.1  CONDITIONS TO EFFECTIVENESS

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

     (a) Execution of Agreement. This Agreement shall have been executed and delivered by a duly authorized officer of each of Barrick, the Administrative Agent and each Lender listed on Schedule 1.1.

     (b) Officers' Certificate of Barrick. The Administrative Agent shall have received a certificate of Barrick, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, executed by a Responsible Officer and the Secretary of Barrick.

     (c) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Davies, Ward, Phillips & Vineberg LLP, Canadian counsel to Barrick, substantially in the form of Exhibit D-1.

     (d) Existing Credit and Guarantee Agreement. The Administrative Agent shall have received satisfactory evidence that all indebtedness of Barrick and the Subsidiary

          Borrowers under the Credit and Guarantee Agreement dated as of December 1, 1995 among Barrick, the banks parties thereto and Royal, as Agent, as amended, shall have been paid in full and that such Credit and Guarantee Agreement shall have been terminated.

     (e) Authorized Officers. With respect to each officer of Barrick which has been authorized by Barrick to submit requests for Loans hereunder, the Administrative Agent shall have received satisfactory evidence of such authority (it being understood that such authorization may be changed from time to time by written notice from Barrick to the Administrative Agent).

     (f) Certificate of Status. A certificate of status, good standing or like certificate issued by the appropriate governmental officials of the jurisdiction of Barrick's incorporation.

     (g) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, reimbursement or payment of all costs and expenses required to be reimbursed or paid by the Borrowers hereunder or under the Fee Letter.

7.2  CONDITIONS TO INITIAL LOANS TO SUBSIDIARY BORROWERS

The agreement of each Lender to make the initial Loan requested to be made by it to any Subsidiary Borrower is subject to the satisfaction of the following conditions precedent:

     (a) Subsidiary Borrower Notice and Designation; Subsidiary Borrower Assumption Agreement. Barrick shall have delivered to the Administrative Agent a Subsidiary Borrower Notice and Designation for such Subsidiary Borrower and such Subsidiary Borrower shall have furnished to the Administrative Agent a Subsidiary Borrower Assumption Agreement. Barrick may from time to time deliver a subsequent Subsidiary Borrower Notice and Designation with respect to such Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, so long as, on the effective date of such termination, all Obligations of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary of Barrick, all Obligations of such Subsidiary Borrower shall automatically become due and payable on such date, and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

     (b) Officers' Certificate of Subsidiary Borrower. The Administrative Agent shall have received, as promptly as reasonably practicable after the effective date of the relevant Subsidiary Borrower Notice and Designation and prior to the date of such Loan, a certificate of such Subsidiary Borrower, substantially in the form of Exhibit C, with appropriate insertions and attachments, executed by a Responsible Officer or any other senior officer and the Secretary or any Assistant Secretary (or, in either case, comparable officers) of such Subsidiary Borrower.

     (c) Opinions of Counsel to Subsidiary Borrower. The Administrative Agent shall have received, with a copy for each Lender, as promptly as reasonably practicable after the effective date of the relevant Subsidiary Borrower Notice and Designation and prior to the date of such Loan, executed legal opinions with respect to such Subsidiary Borrower which shall cover, to the extent applicable, the matters set forth in Exhibit D-1 and D-2.

     (d) Authorized Officers. With respect to each officer of such Subsidiary Borrower which has been authorized by such Subsidiary Borrower to submit requests for Loans hereunder, the Administrative Agent shall have received satisfactory evidence of such authority (it being understood that such authorization may be changed from time to time by written notice from such Subsidiary Borrower to the Administrative Agent).

     (e) Certificate of Status. A certificate of status, good standing or like certificate issued by the appropriate governmental officials of the jurisdiction of the Subsidiary Borrower's incorporation.

7.3  CONDITIONS TO EACH LOAN

The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan, but excluding conversions or continuations of outstanding Loans) is subject to the satisfaction of the following conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement (other than pursuant to Section 6.2) shall be true and correct (except, in the case of the representations set forth in Sections 6.1(a), 6.3(a), 6.4, 6.5(a), 6.6(a), 6.10, 6.11 and 6.12, where the failure to be true and correct could not be reasonably expected to have a Material Adverse Effect) on and as of such date as if made on and as of such date.

     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

     (c) Credit Limits. After giving effect to the Loans requested to be made on such date, (i) the Outstanding amount of the Committed Loans of each Lender shall not exceed such Lender's Commitment then in effect and (ii) the Outstanding amount of all Loans shall not exceed the aggregate Commitments then in effect.

Each borrowing by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof (or, in the case of paragraph
(a) above, Barrick and, to the extent applicable, each other Loan Party) that the conditions contained in this Section 7.3 have been satisfied.


                                    SECTION 8
                              AFFIRMATIVE COVENANTS

Barrick hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder, Barrick shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

8.1  FINANCIAL STATEMENTS

Furnish to the Administrative Agent (with sufficient copies for each Lender):

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of Barrick, a copy of the consolidated balance sheet of Barrick and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, changes in Shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Barrick, the unaudited consolidated balance sheet of Barrick and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, changes in Shareholders' equity and cash flows of Barrick and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Barrick as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

     (c) concurrently with delivery of any of the foregoing financial statements, a certificate of a Responsible Officer of Barrick setting forth in reasonable detail a calculation of the Debt/Cash Flow Ratio and Consolidated Tangible Net Worth as at the last day of the period covered thereby.

All such financial statements shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

8.2  CERTIFICATES; OTHER INFORMATION

Furnish to the Administrative Agent (with sufficient copies for each Lender) or, in the case of paragraph (c) below, to the relevant Lender:

     (a) concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a certificate of a Responsible Officer of Barrick stating that, to the best of such Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

     (b) within ten Business Days after the same are sent, copies of all financial statements and reports which Barrick sends to its stockholders, and, without duplication, within ten Business Days after the same are filed, copies of all financial statements and reports (other than filings made on a confidential basis) which Barrick may send to, or file with, the Ontario Securities Commission, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

     (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

8.3  MAINTENANCE OF EXISTENCE; COMPLIANCE

     (a) Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Sections 9.3 and 9.4 (provided that, in any event, the dissolution of inactive Subsidiaries of Barrick that are not Borrowers hereunder shall be permitted) and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

8.4  MAINTENANCE OF PROPERTY; INSURANCE

     (a) Keep all property useful and necessary in its business in good working order and condition, except as could not reasonably be expected to have a Material Adverse Effect.

     (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, except as could not reasonably be expected to have a Material Adverse Effect; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

8.5  INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS

Keep proper books of records and account in which full, true and correct entries in conformity with prudent accounting practices and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to Section 13.16, permit representatives of any Lender to visit and inspect any of the properties of the Loan Parties and the Significant Subsidiaries and examine any of their respective books and records at any reasonable time and as often as is reasonably necessary and to discuss the business, operations, properties and financial and other condition of the Loan Parties and the Significant Subsidiaries with officers and employees of the Loan Parties and the Significant Subsidiaries and with its independent certified public accountants.

8.6  PAYMENT OF OBLIGATIONS

     (a) file or cause to be filed all Tax Returns which, to the knowledge of Barrick or its Subsidiaries, are required to be filed;

     (b) pay, discharge or otherwise satisfy all taxes, assessments and other governmental charges or levies material to Barrick and its Subsidiaries taken as a whole imposed upon Barrick or any of its Subsidiaries or upon any of their respective income, profits or properties prior to the date on which any penalties attach thereto; and

     (c) pay, discharge or otherwise satisfy all lawful claims material to Barrick and its Subsidiaries taken as a whole for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted by Section 9.2 upon any properties of Barrick or any of its Subsidiaries, except, in each case with respect to this
          Section 8.6, where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Barrick or the relevant Subsidiary, as the case may be.

8.7  ENVIRONMENTAL MATTERS

     (a) Comply with all applicable Environmental Laws and obtain, comply with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply with all lawful orders, directions and instructions (to the extent that such directions and instructions have the force of an order) of all Governmental Authorities issued pursuant to Environmental Laws, except, in each case, as could not be reasonably expected to have a Material Adverse Effect.

8.8  SUBSIDIARIES.

     (a) (i) Barrick and its Significant Subsidiaries shall produce revenues that account for at least 51% of the consolidated revenues of Barrick and its Subsidiaries or at least 51% of consolidated earnings of Barrick and its Subsidiaries, before interest and taxes, in each case for the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders; or (ii) the assets of Barrick and its Significant Subsidiaries shall represent at least 51% of the consolidated assets of Barrick and its Subsidiaries as of the last day of the most recent fiscal quarter of Barrick for which financial statements have been delivered to the Lenders.

     (b) Barrick may at any time and from time to time, designate any Significant Subsidiary (other than a Subsidiary Borrower to which Loans have been made which are outstanding, for so long as it remains a Subsidiary Borrower to which Loans have been made which are outstanding, or BGM) as an excluded subsidiary (an "Excluded Subsidiary") and, if necessary to comply with subsection (a) above, shall designate one or more Subsidiaries as Significant Subsidiaries by providing written notice of such designation to the Administrative Agent;

          provided that at all times, Barrick and the Significant Subsidiaries shall remain in compliance with subsection (a) above. Until the Administrative Agent receives any such notice of designation, the Significant Subsidiaries shall be those set out in Schedule 8.8.

     (c) Each Subsidiary Borrower (for so long as it remains a Subsidiary Borrower to which Loans have been made which are outstanding) and BGM shall at all times remain or, in the case of Subsidiary Borrowers to whom Loans are subsequently made, be automatically re-designated as both a Significant Subsidiary and a Wholly-Owned Subsidiary of Barrick.

8.9  NOTICES

Promptly give notice to each Lender (through the Administrative Agent) of:

     (a)  the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of Barrick or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time with respect to Barrick or any of its Subsidiaries, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any development or event which has had or could reasonably be expected to have a Material Adverse Effect; and

     (d) a Subsidiary Borrower ceasing to be a Subsidiary or ceasing to meet the definition of Canadian Borrower or US Borrower, as the case may be.

Each notice pursuant to this Section 8.9 shall be accompanied by a statement of a Responsible Officer of Barrick setting forth details of the occurrence referred to therein and stating what action Barrick proposes to take with respect thereto.


                                    SECTION 9
                               NEGATIVE COVENANTS

Barrick hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder, Barrick shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

9.1  MINIMUM CONSOLIDATED TANGIBLE NET WORTH

Permit Consolidated Tangible Net Worth at any time to be less than US$2,000,000,000.

9.2  LIMITATION ON LIENS

Create, incur, assume or suffer to exist any Lien upon any of its North American Assets, whether now owned or hereafter acquired, other than Permitted Liens.

9.3  LIMITATION ON FUNDAMENTAL CHANGES

     (a) In the case of any Loan Party, enter into any merger, consolidation or amalgamation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom (including, on a pro forma basis, pursuant to Section 9.1), each Loan Party may enter into a transaction of merger, consolidation or amalgamation, provided that (i) in each case, the continuing or surviving corporation (if not such Loan Party) shall assume such Loan Party's obligations under this Agreement pursuant to documentation satisfactory to the Administrative Agent and (ii) in the case of any such transaction involving Barrick or BGM, the continuing or surviving corporation shall be organized under a Qualified Jurisdiction.

     (b) In the case of Barrick and BGM, (i) reincorporate in, or continue under the laws of, a jurisdiction other than a Qualified Jurisdiction (so long as, in the case of any Qualified Jurisdiction located in Canada, no Requirement of Law that becomes applicable to Barrick or BGM, as the case may be, as a result thereof has a material adverse effect on the legal, valid and binding nature of the obligations of such Person under, or the enforceability against the Guarantor of, the guarantee contained in Section 12) or (ii) convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets (except, in the case of this clause
          (ii), as otherwise expressly permitted by Section 9.3(a)).

9.4  LIMITATION ON MATERIAL TRANSACTIONS, AMENDMENTS, ETC.

     (a) Convey, sell, lease, assign, transfer or otherwise dispose of, or grant warrants, options or other rights with respect to, all or any substantial portion of any Material Asset or liquidate, wind up or dissolve any Significant Subsidiary, unless, in each case, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including, on a pro forma basis, pursuant to Section 9.1).

     (b) Enter into or amend, modify or terminate any Contractual Obligation if a Material Adverse Effect could reasonably be expected to result therefrom.

     (c) Sell, lease, assign, transfer or otherwise dispose of, or grant warrants, options or other rights with respect to, any of the Goldstrike Assets, except pursuant to (i) any sale, lease, assignment, transfer or other disposition of, or grant of options or other rights with respect to, the production of the Goldstrike Property in the ordinary course of business of Barrick and its Subsidiaries and (ii) other transactions in the ordinary course of business of Barrick and its Subsidiaries (provided that, in the case of this clause (ii), the Goldstrike Assets subject to any such ordinary course transaction, when aggregated with the Goldstrike Assets subject to each other such ordinary course transaction consummated after the Closing Date, shall not constitute a material portion of the Goldstrike Assets taken as a whole).

     (d) Permit BGM to cease to be a direct or indirect Wholly Owned Subsidiary of Barrick.

9.5  LIMITATION ON TRANSACTIONS WITH AFFILIATES

Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of Barrick (other than a Wholly Owned Subsidiary) involving cash, property or services in an amount or having a value in excess of US$5,000,000 in the aggregate for all such transactions in any fiscal year of Barrick, unless such transaction is upon fair and reasonable terms no less favorable to Barrick or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

9.6  LIMITATION ON BUSINESSES

Enter into any business, either directly or through any Subsidiary, except (a) those businesses in which Barrick and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto, (b) businesses that are immaterial to Barrick and its Subsidiaries taken as a whole and (c) other businesses acquired incidentally in connection with acquisitions of businesses of the type described in clause (a) above but in which Barrick, in good faith, does not intend to engage on a long-term basis; provided, that in no event shall Barrick and its Subsidiaries, taken as a whole, cease to be engaged primarily in the gold mining business.

9.7  LIMITATION ON BGM INDEBTEDNESS

Create, incur, assume or suffer to exist any Indebtedness of BGM other than Permitted Indebtedness.


                                   SECTION 10
                                EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

     (a) (i) Any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof or (ii) any Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) Any representation or warranty made or deemed made by any Loan Party herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect (except, in the case of the representations set forth in Sections 6.1(a), 6.3(a), 6.4, 6.5(a), 6.6(a), 6.10, 6.11 and 6.12, where being incorrect could not be reasonably expected to have a Material Adverse Effect) on or as of the date made or deemed made; or

     (c) Any Loan Party shall default in the observance or performance of any provision contained in Section 9; or

     (d) Any Loan Party shall default in the observance or performance of any other provision contained in this Agreement (other than as otherwise provided in this Section 10), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

     (e) (i) (x) Barrick or any of its Significant Subsidiaries shall default in making any payment of any principal of any Indebtedness (including, without limitation, any Indebtedness constituting a Guarantee Obligation, but excluding the Loans and the guarantee contained in
          Section 12) at final maturity or (y) Barrick or any of its Significant Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, and, as a result thereof, the holders of such Indebtedness shall cause such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, provided that, in the case of this clause (i), the principal amount of such Indebtedness, either individually or in the aggregate equals at least US$50,000,000 (or the equivalent thereof in another currency) or (ii) Barrick or any of its Significant Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Hedging Agreement or any other event shall occur or condition exist (other than any event or condition that does not result from any action or inaction by, and does not relate specifically to, Barrick or such Significant Subsidiary), the effect of which default or other event or condition is to cause any party to such Hedging Agreement (other than Barrick or such Significant Subsidiary) to terminate such Hedging Agreement prior to its stated termination date, provided that the amount of the termination payments or other liabilities of Barrick and its Significant Subsidiaries as a result of such termination, either individually or in the aggregate equals at least US$50,000,000 (or the equivalent thereof in another currency); notwithstanding the foregoing, if any event described in this paragraph (e) shall occur in respect of any Indebtedness or Hedging Agreement of a newly acquired Significant Subsidiary solely as a result of such acquisition, such event shall not be deemed to be an Event of Default unless the liabilities of such Significant Subsidiary in respect of such Indebtedness or Hedging Agreement are not paid in full within five Business Days after a Borrower obtains notice of such event; or

     (f) (i) Barrick or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Barrick or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Barrick or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
          (iii) there shall be commenced against Barrick or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Barrick or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Barrick or any of its Significant Subsidiaries shall (A) be insolvent under any existing or future law of any jurisdiction, domestic or foreign, or
          (B) generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) One or more final unappealable judgments or decrees shall be entered against Barrick or any of its Significant Subsidiaries involving in the aggregate an unpaid liability (not fully covered by insurance with an insurer that has an A.M. Best rating of at least "A" and where there is no dispute of claim) in excess of US$50,000,000 (or the equivalent thereof in another currency), and all such judgments or decrees shall not have been paid in full within 60 days from the entry thereof; or

          (ii) One or more judgments or decrees shall be entered against Barrick or any of its Significant Subsidiaries which, when taken together with those judgments referenced in (i) above, involve in the aggregate an unpaid liability (not fully covered by insurance with an insurer that has an A.M. Best rating of at least "A" and where there is no dispute of claim) in excess of US$100,000,000 (or the equivalent thereof in another currency), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (h) The guarantee contained in Section 12 shall cease, for any reason, to be in full force and effect (or the Guarantor shall so assert); or

     (i) An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Barrick and its Subsidiaries in an aggregate amount exceeding US$50,000,000.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 10 with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Barrick declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Barrick, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, including, without limitation, Section 12 hereof, to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived by each Loan Party.


                                   SECTION 11
                            THE ADMINISTRATIVE AGENT

11.1 APPOINTMENT

Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such rights and powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers and discretions as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

11.2 DELEGATION OF DUTIES

The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

11.3 EXCULPATORY PROVISIONS

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of any Loan Party to perform its obligations hereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Loan Party.

11.4 RELIANCE BY ADMINISTRATIVE AGENT

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any promissory note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Barrick), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant hereto shall be binding upon all the Lenders and all future holders of the Loans.

11.5 NOTICE OF DEFAULT

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Barrick referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

11.7 INDEMNIFICATION

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Barrick and without limiting the obligation of Barrick to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Committed Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

11.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY

The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

11.9 SUCCESSOR ADMINISTRATIVE AGENT

The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

11.10 TAKING AND ENFORCEMENT OF REMEDIES

      (a) Each of the Lenders hereby acknowledges that, without limiting the rights of any Lender to individually take any action with respect to amounts due and payable hereunder, to the extent permitted by applicable law, the remedies provided hereunder to the Lenders may be exercised collectively by the Administrative Agent with the prior written consent of the Required Lenders provided that:

          (i) in the absence of instructions from the Lenders and where in the sole opinion of the Administrative Agent the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders; and

          (ii) without limiting the rights of any Lender to individually take any action with respect to amounts due and payable hereunder, the commencement of litigation before any court shall be made in the name of each Lender individually unless the laws of the jurisdiction of such court permit such litigation to be commenced in the name of the Administrative Agent on behalf of the Lenders (whether pursuant to a specific power of attorney in favour of the Administrative Agent or otherwise) and the Administrative Agent agrees to commence such litigation in its name;

          each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Lenders, they shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent in the collective realization including the appointment of a receiver and manager to act for their collective benefit; and each Lender covenants and agrees to do all acts and things and to make, execute and deliver all agreements and other instruments, including any instruments necessary to effect any registrations, so as to fully carry out the intent and purpose of this Section; and each of the Lenders hereby covenants and agrees that, it has not heretofore and shall not seek, take, accept or receive any security for any of the indebtedness, obligations and liabilities of a Borrower hereunder or under any other document, instrument, writing or agreement ancillary hereto and shall not enter into any agreement with any of the parties hereto or thereto relating in any manner whatsoever to the Loans, unless all of the Lenders shall at the same time obtain the benefit of any such agreement.

      (b) Notwithstanding any other provision contained in this Agreement, no Lender shall be required to be joined as a party to any litigation commenced against a Borrower by the Administrative Agent or the Required Lenders hereunder (unless otherwise required by any court of competent jurisdiction) if it elects not to be so joined in which event any such litigation shall not include claims in respect of the rights of such Lender against such Borrower hereunder until such time as such Lender does elect to be so joined; provided that if at the time of such subsequent election it is not possible or practicable for such Lender to be so joined, then such Lender may commence proceedings in its own name in respect of its rights against such Borrower hereunder.


                                   SECTION 12
                                    GUARANTEE

12.1 GUARANTEE

To induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans, and in consideration thereof, the Guarantor hereby unconditionally and irrevocably guarantees, to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, the prompt and complete payment and performance by each Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and the Guarantor further agrees to pay, indemnify and save the Administrative Agent and each Lender harmless from and against any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel (including reasonable allocated costs of internal counsel)) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 12. The guarantee contained in this Section 12, subject to Section 12.5, shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Borrower may be free from any Obligations. No payment or payments made by any Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor under this Section 12 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Obligations until, subject to
Section 12.5, the Obligations are paid in full and the Commitments are terminated.

12.2 NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY

Notwithstanding anything to the contrary in this Section 12, the Guarantor hereby irrevocably waives as to the Lenders (a) all rights which may have arisen in connection with the guarantee contained in this Section 12 to be subrogated to any of the rights (whether contractual, statutory, under common law or otherwise) of the Administrative Agent or any Lender against any Borrower or against the Administrative Agent or any Lender for the payment of the Obligations and (b) all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against any Borrower or any other Person which may have arisen in connection with the guarantee of the Obligations, in each case until all Obligations are paid in full (the items referenced in (a) and (b) being collectively referred to as "Claims"). So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of any Borrower or any other Person to the Guarantor on account of any of the rights waived in this Section 12.2, such amount shall be held by the Guarantor in trust, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

In the event of the bankruptcy, winding up or distribution of the assets of the Borrower or the Guarantor, the rights of the Administrative Agent shall not be affected or impaired by its omission to prove its claim in full or otherwise and it may prove such claim as it sees fit and may refrain from proving any claim in its sole discretion; and it may but shall not be obliged to prove in respect of the Claims as a debt owing to it by the Borrower and the Administrative Agent shall be entitled to receive all amounts payable in respect thereof, such amounts to be applied on such part or parts of the monies payable from time to time on account of the Obligations as the Administrative Agent shall in its absolute discretion see fit until all of the Obligations shall have been paid in full and thereafter the Guarantor shall be entitled to the balance, if any, of such amounts; all of which the Administrative Agent may do without in any way affecting, relieving, limiting or lessening the Guarantor's liability to the Lenders hereunder.

The Guarantor acknowledges and agrees that it shall not have any rights of subrogation or indemnification unless it pays the Obligations in full. The Guarantor shall not prove a claim in the bankruptcy of any Borrower unless and until the Obligations are repaid in full.

The Lenders shall have no duty, obligation or liability whatsoever to protect, preserve or to ensure that the Claims do not become prescribed by statute or otherwise invalidated or rendered unenforceable.

12.3 AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS

The Guarantor shall remain obligated under this Section 12 notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 12 or any property subject thereto.

12.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL

The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 12 or acceptance of the guarantee contained in this Section 12. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 12. All dealings between the Guarantor or the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 12.

12.5 WAIVERS

The Guarantor waives diligence, presentment, protest, demand for payment and notice of any kind of default or nonpayment to or upon the Guarantor or any Borrower with respect to the Obligations. The guarantee contained in this
Section 12 shall be construed as a continuing, absolute and unconditional guarantee of all of the Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Administrative Agent or any Lender without regard to (a) the validity or enforceability of all or any part of this Agreement, the Obligations or any security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable Requirements of Law of repayment by the relevant Borrower of any Obligations or the adoption of any Requirement of Law purporting to render any Obligations null and void, including without limitation, the bankruptcy, insolvency, dissolution or liquidation of any Borrower, any change in the name, business, powers, capital structure, constitution, objects, organization, directors or management of any Borrower, with respect to transactions occurring either before or after such change. This Guarantee is to extend to the liabilities of the person or persons for the time being and from time to time carrying on the business now carried on by each Borrower, notwithstanding any reorganization of any Borrower or the Guarantor or the amalgamation of any Borrower or the Guarantor with one or more other corporations (in this case, this Guarantee shall extend to the liabilities of the resulting corporation and the term "Borrower" shall include such resulting corporation) or any sale or disposal of any Borrower's or the Guarantor's business in whole or in part to one or more other persons and all of such liabilities shall be included in the Obligations; (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Borrower) which may at any time be available to or be asserted by the Guarantor against the Administrative Agent or any Lender, or (d) to the extent permitted by applicable law, any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor or any Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower or any other Person for any Obligations, or of the Guarantor under the guarantee contained in this Section 12, or any security therefor in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12 against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Borrower or any other Person or against any security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability under this Section 12, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against the Guarantor. Except as provided at law, no action or omission on the part of the Administrative Agent or the Lenders in exercising or failing to exercise their rights hereunder or in connection with or arising from the Obligations or any part thereof shall make the Administrative Agent or the Lenders liable to the Guarantor for any loss thereby occasioned to the Guarantor.

In addition, the Guarantor hereby waives each of the following, to the fullest extent allowed by law:

     (a)  any defence based upon:

          (i) any failure of the Administrative Agent or a Lender to take proper care or act in a commercially reasonable manner in respect of any security for the Obligations or any collateral subject thereto, including in respect of any disposition thereof or to set-off any bank deposits of the Borrower against the Obligations; and

          (ii) the Administrative Agent's or a Lender's present or future method of dealing with the Borrower, any Additional Guarantor or any security (or any collateral subject thereto) or other guarantee for the Obligations.

12.6 REINSTATEMENT

The guarantee contained in this Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

12.7 DEMAND AND NOTICE

The Administrative Agent on its behalf and on behalf of the Lenders may make demand in writing to the Guarantor at any time and from time to time. The Guarantor shall pay to the Administrative Agent on its behalf and on behalf of the Lenders such amount or amounts as are payable hereunder forthwith upon such written demand.

12.8 FURTHER ASSURANCES

The Guarantor shall give such further assurances and do, execute and perform all such acts, deeds, documents (including assignments) and things as may be required to give the Administrative Agent and the Lenders the full benefit and effect of, or intended by, this Agreement.

12.9 PAYMENTS

The Guarantor hereby agrees that any payments in respect of the Obligations pursuant to this Section 12 will be paid to the Administrative Agent without setoff or counterclaim in US$ or C$, as applicable, at the relevant Administrative Office.

12.10 INDEPENDENT OBLIGATIONS

The obligations of the Guarantor under the guarantee contained in this Section 12 are independent of the obligations of each Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not the relevant Borrower be joined in any such action or actions. The Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.

                                   SECTION 13
                                  MISCELLANEOUS

13.1 AMENDMENTS AND WAIVERS

This Agreement may not be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Loan Parties written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case without the consent of each Lender (and, if applicable, each Designated Auction Loan Provider) directly affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by Barrick of any of its obligations under this Agreement or release the guarantee contained in Section 12, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 11 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Designated Auction Loan Providers, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders, the Designated Auction Loan Providers and the Administrative Agent shall be restored to their former positions and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

13.2 NOTICES

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as set forth below in the case of Barrick, as set forth in the definition of Toronto Administrative Office, in the case of the Administrative Agent, as set forth in Schedule 1.1 in the case of the Lenders, as set forth in the relevant Subsidiary Borrower Notice and Designation, in the case of the Subsidiary Borrowers and as set forth in the relevant Auction Loan Provider Designation, in the case of the Designated Auction Loan Providers, or to such other address as may be hereafter notified by the respective parties hereto:

           Barrick:              Barrick Gold Corporation
                                 Royal Bank Plaza, South Tower
                                 Suite 2700
                                 Toronto, Ontario, Canada  M5J 2J3
                                 Attention:  Treasurer
                                 Fax:  (416) 861-0480

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2, 3 or 4 shall not be effective until received.

13.3 NO WAIVER; CUMULATIVE REMEDIES

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All covenants, agreements, representations and warranties made herein, in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document, including without limitation, the Acknowledgement Letter, shall be considered to have been relied upon by the other parties hereto (to the extent that they are party thereto) and shall survive the execution and delivery of the Loan Documents and the making of any Loans or acceptance and purchase of any Bankers' Acceptances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid and so long as the Commitments have not expired or terminated.

13.5 PAYMENT OF EXPENSES AND TAXES

Barrick agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents after the occurrence of a Default or Event of Default, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and each of their respective affiliates and each of their respective directors, officers, employees, agents, advisors and representatives (the "Indemnified Parties") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, workout, restructuring, performance and administration of this Agreement and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Barrick or any of its Subsidiaries or any of their respective properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that Barrick shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

13.6 SUCCESSORS AND ASSIGNS; AUCTION LOAN PROVIDER DESIGNATIONS

Participations and Assignments.

     (a) This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lenders, the Administrative Agent, all future holders of the Loans (other than Designated Auction Loan Providers except to the extent expressly provided in Section 13.6(b)) and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement, except as otherwise expressly permitted by Section 9.3, without the prior written consent of each Lender (in the case of Barrick) or the Required Lenders (in the case of each other Loan Party). Each reference in this Agreement to any Loan Party shall be deemed to include a reference to such Loan Party's permitted successors and assigns.

     (b) Upon execution and delivery by Barrick and any Designated Auction Loan Provider of an Auction Loan Provider Designation, such Designated Auction Loan Provider shall be deemed, to the extent of the Auction Loans made by it from time to time hereunder, to have the same rights and benefits of payment and enforcement with respect to such Auction Loans, and the same rights and obligations under Sections 4.1, 4.2, 5.4, 5.6(e), (f), (g) and (h), 5.9, 5.10, 5.11, 5.12, 5.13, 11.1,
          11.2, 11.3, 11.4, 11.6, 11.7, 11.8, 11.10, 12, 13.3, 13.5, 13.6(c),
          (e) and (g), 13.7, 13.10, 13.13, 13.15 and 13.16, as it would have had if it were a "Lender" hereunder. Notwithstanding the foregoing, a Designated Auction Loan Provider shall not, by virtue of its execution and delivery of an Auction Loan Provider Designation, become a "Lender".

     (c) Any Lender may, in accordance with applicable law, at any time sell to any other Lender or, with the consent of Barrick (which shall not be unreasonably withheld) to one or more other banks or other entities (such other banks and entities being "Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement, and the Loan Parties and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of any Loans (other than pursuant to Section 5.3), in each case to the extent subject to such participation. Each Loan Party agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if it were a Lender hereunder. No Canadian Lender or Tax-Exempt Foreign Lender may sell a participating interest to a Participant pursuant to this Section 13.6(c) unless such Participant is a Canadian Lender or a Tax-Exempt Foreign Lender. No US Lender or Tax-Exempt Foreign Lender may sell a participating interest to a Participant pursuant to this Section 13.6(c) unless such Participant is a US Lender or a Tax-Exempt Foreign Lender. Each Loan Party also agrees that each Participant shall be entitled to the benefits of Sections 5.10, 5.11 and 5.12 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Sections
          5.10 and 5.11, such Participant shall have complied with the requirements of said Sections and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to Section 5.10, 5.11 or 5.12, as the case may be, than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Notwithstanding any provision of this Section 13.6(c), (i) the consent of Barrick shall not be required for any participation in any Auction Loan and (ii) there shall be neither any restrictions on Participations nor any consents required of Barrick when any of the events described in
          Section 10(a) or Section 10(f) with respect to Barrick shall have occurred and be continuing.

     (d) Any Lender may, in accordance with applicable law, at any time and from time to time assign to one of its affiliates or to any other Lender or, with the consent of Barrick and the Administrative Agent (which in each case shall not be unreasonably withheld), to one or more additional banks or financial institutions (each, including such other Lenders, an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance (an "Assignment and Acceptance"), substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by Barrick and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that (except in the case of (i) assignments to any Lender or any affiliate thereof, (ii) assignments of all of the rights and obligations of the assigning Lender or (iii) assignments of Auction Loans), the aggregate Commitments and/or Loans subject to such assignment shall equal at least US$10,000,000 (or such lesser amount as may be agreed to by Barrick) and the aggregate Commitments and/or Loans being retained by the assigning Lender shall equal at least US$10,000,000 (or such lesser amount as may be agreed to by Barrick). No Canadian Lender or Tax-Exempt Foreign Lender may make an assignment to an Assignee pursuant to this Section 13.6(d) unless such Assignee is a Canadian Lender or a Tax-Exempt Foreign Lender. No US Lender or Tax-Exempt Foreign Lender may make an assignment to an Assignee pursuant to this Section 13.6(d) unless such Assignee is a US Lender or a Tax-Exempt Foreign Lender. No Loan Party shall be obligated to pay any amounts under Sections 5.10, 5.11 or 5.12 to an Assignee in excess of the amounts that would have been paid or payable to the assigning Lender had the assignment not been made. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
          (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this

          Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of Sections 13.6(d) or (f), there shall be neither any restrictions on assignments nor any consents required of Barrick for any assignment which occurs at any time when any of the events described in Section 10(a) or Section 10(f) with respect to Barrick shall have occurred and be continuing.

     (e) The Administrative Agent, on behalf of the Borrowers, shall maintain a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Designated Auction Loan Providers, the Commitments of the Lenders and the principal amounts of the Loans owing to each Lender and each Designated Auction Loan Provider from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Lenders and the Designated Auction Loan Providers may treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by any Borrower, any Lender or any Designated Auction Loan Provider at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender, by Barrick and the Administrative Agent) together with payment to the Administrative Agent at its Toronto Office of a registration and processing fee of US$3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and Barrick.

     (g) Each Loan Party authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 13.16, any and all financial information in such Lender's possession concerning any Loan Party or any of its affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates prior to becoming a party to this Agreement.

     (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 13.6 concerning assignments of Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law. In the event that a Lender pledges or assigns any Loan to any

          Federal Reserve Bank, each relevant Borrower agrees, upon request of such Lender, to execute and deliver a promissory note evidencing any such Loan, in form and substance reasonably satisfactory to such Lender and such Borrower.

13.7 ADJUSTMENTS; SET-OFF

     (a) If any Lender receives or recovers (whether by payment or combination of accounts or otherwise) an amount owed to it by a Borrower under this Agreement, otherwise than through the Administrative Agent, then such Lender shall, within two Business Days following such receipt or recovery, notify the Administrative Agent (who shall in turn notify the other Lenders) of such fact.

     (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans that are then due and payable, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (c) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent permitted by applicable law, upon any amount becoming due and payable by any Loan Party hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Loan Party. Each Lender agrees promptly to notify the affected Loan Party and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.8 COUNTERPARTS

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Barrick and the Administrative Agent.

13.9 SEVERABILITY

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.10 INTEGRATION

This Agreement and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders (to the extent that they are a party thereto) with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

13.11 GOVERNING LAW

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

13.12 SUBMISSION TO JURISDICTION; WAIVERS

Each Loan Party hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Province of Ontario;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address referred to in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.12 any exemplary or punitive damages.

13.13 FOREIGN CURRENCY JUDGMENTS

     (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, each Loan Party agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender (or agent acting on its behalf) or the Administrative Agent, as the case may be, could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which final judgment is given.

     (b) The obligations of each Loan Party in respect of any sum due hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with this Agreement (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by any Lender (or agent acting on its behalf) (the "Applicable Creditor") of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, provided, that if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor, the Applicable Creditor agrees to remit such excess to such Loan Party. The obligations of each Loan Party contained in this Section 13.13 shall survive the termination of this Agreement and the payment of all amounts owing hereunder.

13.14 ACKNOWLEDGEMENTS

Each Loan Party hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement, and the relationship between the Administrative Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

     (c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

13.15 WAIVERS OF JURY TRIAL

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 CONFIDENTIALITY

Each Lender shall hold confidential any Confidential Information received by such Lender in accordance with such Lender's procedures then in effect for holding non-public information confidential, it being understood that such Lender may disclose Confidential Information (a) to any regulatory authority having jurisdiction over it if required by such authority to do so, (b) in compliance with any law, rule, regulation or order applicable to it, (c) on a "need to know" basis, to any of the directors, officers, employees, attorneys, accountants or other professional advisors of such Lender or any of its affiliates, (d) to any Transferee or prospective Transferee which agrees in writing to be bound by the provisions of this Section 13.16, (e) in response to any subpoena or other legal process, (f) to the extent necessary in connection with any litigation to which it is a party and (g) to any other Person to which such disclosure may be appropriate in connection with any enforcement action hereunder. The obligation of each Lender pursuant to this Section 13.16 shall survive and continue with respect to such Lender notwithstanding any transfer or other disposition of the Loans or Commitments made by such Lender. Except as otherwise provided herein, Barrick and its Subsidiaries make no representations or warranties and accept no liability with respect to the accuracy of any information delivered by any Lender to any Transferee or prospective Transferee unless such information was furnished to such Lender by or on behalf of Barrick or any of its Subsidiaries, and then only at the date such information was so furnished. Each Lender shall promptly notify Barrick of any disclosure pursuant to clause (b) or (e) above.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         BARRICK GOLD CORPORATION, as a
                                         Borrower

                                         By: /s/ BARRICK GOLD CORPORATION
                                             -----------------------------------
                                             Name:
                                             Title:



                                         BARRICK GOLD CORPORATION, as a
                                         Guarantor

                                         By: /s/ BARRICK GOLD CORPORATION
                                             -----------------------------------
                                             Name:
                                             Title:



                                         ROYAL BANK OF CANADA, as Administrative
                                         Agent

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         CITIBANK CANADA, as Syndication Agent

                                         By: /s/ CITIBANK CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK CANADA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         THE LENDERS:

                                         ROYAL BANK OF CANADA

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ ROYAL BANK OF CANADA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CITIBANK, N.A. Canadian branch

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         CITIBANK, N.A.

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CITIBANK, N.A.
                                             -----------------------------------
                                             Name:
                                             Title:




                                         DEUTSCHE BANK AG, CANADA BRANCH

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:



                                         DEUTSCHE BANK AG, NEW YORK BRANCH
                                         AND/OR CAYMAN ISLANDS BRANCH

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ DEUTSCHE BANK AG
                                             -----------------------------------
                                             Name:
                                             Title:

                                         JPMORGAN CHASE BANK, TORONTO

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:



                                         JPMORGAN CHASE BANK

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ JPMORGAN CHASE BANK
                                             -----------------------------------
                                             Name:
                                             Title:



                                         THE BANK OF NOVA SCOTIA

                                         By: /s/ THE BANK OF NOVA SCOTIA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ THE BANK OF NOVA SCOTIA
                                             -----------------------------------
                                             Name:
                                             Title:

                                      BANK OF MONTREAL (Toronto Lending
                                      Office)

                                      By: /s/ BANK OF MONTREAL
                                          --------------------------------------
                                          Name:
                                          Title:



                                      BANK OF MONTREAL (Chicago Lending
                                      Office)

                                      By: /s/ BANK OF MONTREAL
                                          --------------------------------------
                                          Name:
                                          Title:



                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE

                                      By: /s/ CANADIAN IMPERIAL BANK OF COMMERCE
                                          --------------------------------------
                                          Name:
                                          Title:

                                      By: /s/ CANADIAN IMPERIAL BANK OF COMMERCE
                                          --------------------------------------
                                          Name:
                                          Title:

                                         CIBC INC. (New York Lending Office)

                                         By: /s/ CIBC INC.
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CREDIT SUISSE FIRST BOSTON

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:



                                         CREDIT SUISSE FIRST BOSTON,
                                         CAYMAN ISLANDS BRANCH

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ CREDIT SUISSE FIRST BOSTON
                                             -----------------------------------
                                             Name:
                                             Title:

                                         HSBC BANK USA (TORONTO
                                         BRANCH)

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         HSBC BANK USA

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ HSBC BANK USA
                                             -----------------------------------
                                             Name:
                                             Title:



                                         UBS BANK (CANADA)

                                         By: /s/ UBS BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                         By: /s/ UBS BANK
                                             -----------------------------------
                                             Name:
                                             Title:

                                   UBS AG, Stamford Branch

                                   By: /s/ UBS AG
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: /s/ UBS AG
                                       -----------------------------------------
                                       Name:
                                       Title:



                                   BANK OF AMERICA, NATIONAL
                                   ASSOCIATION, by its Canada Branch

                                   By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                       -----------------------------------------
                                       Name:
                                       Title:



                                   BANK OF AMERICA, NATIONAL
                                   ASSOCIATION

                                   By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   By: /s/ BANK OF AMERICA, NATIONAL ASSOCIATION
                                       -----------------------------------------
                                       Name:
                                       Title:

                                     MORGAN STANLEY SENIOR
                                     FUNDING, INC.

                                     By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     MORGAN STANLEY SENIOR
                                     FUNDING, INC. CANADIAN DIVISION

                                     By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     By: /s/ MORGAN STANLEY SENIOR FUNDING, INC.
                                         ---------------------------------------
                                         Name:
                                         Title:



                                     SOCIETE GENERALE (CANADA)

                                     By: /s/ SOCIETE GENERALE
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     By: /s/ SOCIETE GENERALE
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    SOCIETE GENERALE

                                    By: /s/ SOCIETE GENERALE
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/ SOCIETE GENERALE
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    BANK OF TOKYO - MITSUBISHI
                                    (CANADA)

                                    By: /s/ BANK OF TOKYO - MITSUBISHI
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/ BANK OF TOKYO - MITSUBISHI
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    THE BANK OF TOKYO - MITSUBISHI,
                                    LTD., NY Branch

                                    By: /s/ THE BANK OF TOKYO - MITSUBISHI, LTD.
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    By: /s/ THE BANK OF TOKYO - MITSUBISHI, LTD.
                                        ----------------------------------------
                                        Name:
                                        Title: